                                                                    Exhibit 10.1



                             NAI TECHNOLOGIES, INC.



                         ------------------------------
                         SECURITIES PURCHASE AGREEMENT

                          Dated as of October 13, 1995
                         ------------------------------



                                   $1,000,000
                                12% Subordinated
                            Promissory Note due 1996

                               TABLE OF CONTENTS

1        THE NOTE; THE CLOSING; ETC............................................  1
           1.1      Issuance of the Note.......................................  1
           1.2      Sale and Purchase of the Note..............................  1
           1.3      Closing....................................................  1

2        CONDITIONS TO CLOSING.................................................  2
           2.1      Conditions to Purchaser's Obligations......................  2
           2.2      Conditions to Company's Obligations........................  3

3        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................  3
           3.1      Organization and Authority of the Company................... 3
           3.2      Capitalization.............................................  3
           3.3      Subsidiaries...............................................  4
           3.4      Qualification..............................................  4
           3.5      Compliance with Laws, Other Instruments;
                    No Conflicts, etc..........................................  4
           3.6      Consents and Approvals.....................................  5
           3.7      Litigation.................................................  5
           3.8      Private Offering...........................................  5
           3.9      No Defaults; Debt, etc; Authorization......................  5
           3.10     SEC Documents..............................................  6
           3.11     Changes, etc...............................................  6
           3.12     Solvency; Regulation G.....................................  6

4        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.......................  7
           4.1      Investment Representations.................................  7
           4.2      Organization and Authority; Default; Etc...................  9

5        AGREEMENTS OF THE COMPANY.............................................  9
           5.1      Business Plan Targets......................................  9
           5.2      Board Representation.......................................  9
           5.3      Private Placement..........................................  9
           5.4      Employment Agreements...................................... 10

6        DEFINITIONS........................................................... 11

7        MISCELLANEOUS......................................................... 12
           7.1      Expenses................................................... 12
           7.2      Reliance on and Survival of Representations;
                    Termination................................................ 13
           7.3      Amendment and Waiver....................................... 13
           7.4      Directly or Indirectly..................................... 13

                                                                              PAGE
                                                                              ----

           7.5      Successors and Assigns..................................... 13
           7.6      Notices.................................................... 13
           7.7      Law Governing.............................................. 13
           7.8      Submission to Jurisdiction................................. 14
           7.9      Headings, etc.............................................. 14
           7.10     Entire Agreement........................................... 14
           7.11     Indemnification............................................ 14
           7.12     Interpretive Provision..................................... 14
           7.13     Severability............................................... 14
           7.14     Counterparts............................................... 14


SCHEDULES:

         Schedule 3.6 - Required Consents
         Schedule 3.7 - Litigation
         Schedule 5.1 - Business Plan Targets

EXHIBITS:

         Exhibit A - Form of Note
         Exhibit B - Form of Opinion of Company Counsel
         Exhibit C - Form of Cross Receipt and Acknowledgement
         Exhibit D - Form of Exchange Note
         Exhibit E - Form of Exchange Warrant
         Exhibit F - Form of Registration Rights Agreement

                             NAI TECHNOLOGIES, INC.

                                   $1,000,000
                                12% Subordinated
                            Promissory Note due 1996


                                                    Dated as of October 13, 1995


Mr. Charles S. Holmes
P.O. Box 2850
Southampton, New York 11969


Dear Mr. Holmes:

                  NAI Technologies, Inc., a New York corporation, agrees with you as follows:

1        THE NOTE; THE CLOSING; ETC.

         1.1 Issuance of the Note. The Company has duly authorized the issuance and sale of its 12% Subordinated Promissory Note due January 15, 1996 in the principal amount of $1,000,000 (the 'Note'). The Note shall be in substantially the form attached as Exhibit A. Except as the context may otherwise require, capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in Section 6. Unless otherwise specified, any reference in this Agreement to a particular Section, paragraph or clause, or to particular Schedule or Exhibit, shall be considered a reference to that Section, paragraph or clause of, or to that Schedule or Exhibit to, this Agreement.

         1.2 Sale and Purchase of the Note. The Company will issue and sell to the Purchaser, and Purchaser will purchase from the Company, in each case, subject to the terms and conditions of this Agreement and in reliance on the respective representations, warranties and covenants of the Company and the Purchaser contained herein, the Note at a purchase price equal to 100% of the principal amount thereof.

         1.3 Closing. The closing of the sale and purchase of the Note shall take place on the date hereof (the 'Closing') at the offices of Whitman Breed Abbott & Morgan, 200 Park Avenue, New York, New York 10166. At the Closing the Company will deliver to the Purchaser the Note, dated the date hereof and registered in the name of the Purchaser, against Purchaser's delivery of the purchase price therefor by wire transfer of such purchase price to the Company's account No.

0419004828 maintained at The Bank of New York, 670 Old Willetts Path, Hauppauge, NY, For the Account of NAI Technologies, Inc., ABA No. 021000018. If at the Closing the Company shall fail to tender the Note to Purchaser as provided herein, or if at the Closing any of the conditions specified in Section 2.1 shall not have been fulfilled to Purchaser's satisfaction, Purchaser shall, at Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights Purchaser may have by reason of such failure or such nonfulfillment.

2        CONDITIONS TO CLOSING.

         2.1      Conditions   to    Purchaser's    Obligations.    Purchaser's
obligations to purchase and pay for the Note to be purchased by Purchaser are subject to satisfaction, prior to or simultaneously with the Closing, of the following conditions:

         (a) The Company shall have delivered a certificate of the President or any Vice President of the Company, dated the date hereof, certifying that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects and that the Company has performed in all material respects all agreements and complied with all conditions contained in this Agreement, the Note and in the other Exhibits to which it is or is to be a party.

         (b) The Company shall have delivered a certificate of the Secretary or Assistant Secretary of the Company, dated the date hereof, certifying as to (i) the certificate of incorporation of the Company and any amendments thereto, (ii) the by-laws of the Company, and (iii) resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the Note and the other Exhibits to which it is or is to be a party.

         (c) The Purchaser shall have received an opinion, dated the date hereof, addressed and in satisfactory form, scope and substance to the Purchaser, from Whitman Breed Abbott & Morgan, special counsel to the Company, in substantially the form attached as Exhibit B, covering such matters as Purchaser may reasonably request.

         (d) The Company and the Purchaser shall have executed and delivered and delivered a Cross Receipt and Acknowledgement in substantially the form attached as Exhibit C.

         (e) No litigation or proceeding shall be threatened or pending which would have the probable effect of preventing the consummation of any of the transactions contemplated by this Agreement.

         (f) All Required Consents shall have been given or obtained, as the case may be, and shall not be subject to any conditions subsequent not approved by Purchaser.

         (g) All proceedings taken in connection with the authorization, issuance and sale of the Note and the consummation of the transactions contemplated hereby to occur on or prior to the Closing and all documents and papers relating thereto shall be satisfactory in form, scope and substance to the Purchaser and Purchaser's special counsel, and Purchaser and Purchaser's special counsel shall have received copies (executed or certified as may be appropriate) of such documents and papers as each may reasonably request in connection therewith.

         2.2 Conditions to Company's Obligations. Company's obligations to issue and sell the Note to be purchased by Purchaser are subject to satisfaction, prior to or simultaneously with the Closing, of the following condition: the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects and the Purchaser shall have performed in all material respects all agreements and complied with all conditions contained in this Agreement.

3        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants as follows:

         3.1 Organization and Authority of the Company. The Company is a corporation organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now conducted, to enter into this Agreement, to issue and sell the Note, to perform its obligations under this Agreement, the Note and the other Exhibits to which it is or is to be a party and to consummate the transactions contemplated hereby and thereby. The Company has, by all necessary corporate action (no action of shareholders of the Company being required by law, by its charter or by-laws, or otherwise in connection therewith), duly authorized the execution and delivery of this Agreement and the Exhibits to which it is or is to be a party, the issuance of the Note and the Exchange Securities, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

         3.2 Capitalization. The authorized capital stock of the Company consists of: (i) 10,000,000 shares of Common Stock, and (ii) 2,000,000 shares of Preferred Stock, $0.10 par value, none of which Preferred Stock is issued and outstanding. At the close of business on September 27, 1995, 7,195,567 shares of Common Stock were issued and outstanding, and 974,301 shares of Common Stock were reserved and authorized for issuance pursuant to the Company's stock option plans. As of September 27, 1995, the Company had outstanding options to purchase an aggregate of 624,389 shares of Common Stock granted pursuant to the Company's stock option plans and warrants to purchase an aggregate of 40,560 shares of Common Stock granted pursuant to the agreement relating to the sale and purchase of the whole of the issued share capital of Lynwood Scientific Developments Limited ('Lynwood'). In addition, certain employees of the Company have agreed to purchase an aggregate of 31,410 shares of Common Stock pursuant to the Company's employee stock purchase plan. All the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by the Company in compliance with all applicable federal and state securities laws. Except for the foregoing, there are no outstanding options, warrants, conversion privileges or other contractual rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock. There are no existing voting trusts, voting agreements or similar agreements between the Company and any of its stockholders, nor, to the best knowledge of the Company (after reasonable inquiry), are there any such agreements among any of the Company's officers, directors or stockholders holding in excess of 5% of the Company's outstanding voting securities. The Company's securities are not subject to any preemptive or other preferential rights under the Restated Certificate of Incorporation of the Company or under any agreement to which the Company is a party.

         3.3 Subsidiaries. Each of the Subsidiaries is a corporation, trust, partnership or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority to own or hold under lease the property it purports to hold or hold under lease, and to carry on its business as conducted by each such Subsidiary.

         3.4 Qualification. Each of the Company and each Subsidiary is duly qualified or licensed and in good standing and is duly authorized to do business in each jurisdiction (other than, in the case of a corporation, the jurisdiction of incorporation) in which the nature of the activities or the character of the properties owned or leased makes such qualification or licensing necessary except for jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect.

         3.5 Compliance with Laws, Other Instruments; No Conflicts, etc. Neither the Company nor any Subsidiary is (a) in violation of any term or provision of its corporate charter or by-laws or other organizational documents, or, to the Company's knowledge, (b) in violation of or in default under any term or provision of any agreement, indenture, mortgage, instrument, permit or license to which it is a party or by which it or any of its properties may be bound or affected, or any existing statute, law, governmental rule, regulation or ordinance, or any order of any court, arbitrator or Governmental Body applicable to it or its properties, the consequences of which violation or default, either in any one case or taken together with all other such violations or defaults,
(x) could have a Material Adverse Effect or (y) could materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Note or any other Exhibit to which the Company is or is to be a party.

         3.6 Consents and Approvals. Except for the Required Consents set forth in Schedule 3.6, no approval by, from or with, and no other action in respect of, any Governmental Body or any other Person (including any trustee or holder of any indebtedness, securities or other obligations of the Company or any Subsidiary) is required (a) for or in connection with the valid execution and delivery by the Company of, or the performance by the Company of any obligation under, this Agreement, the Note or any other Exhibit to which it is or is to be a party or the consummation by the Company of the transactions contemplated hereby and thereby or (b) as a condition to the legality, validity or enforceability as against the Company of this Agreement, the Note or any other Exhibit to which it is or is to be a party.

         3.7 Litigation. Except as set forth on Schedule 3.7, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or affecting any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Body, which (i) question the validity or legality of this Agreement, the Note or any other Exhibit to which it is or is to be a party or any action taken or to be taken pursuant hereto or thereto or (ii) might result, either in any one case or in the aggregate, in (A) a material impairment of the ability of the Company to perform its obligations under this Agreement, the Note or any other Exhibit to which it is or is to be a party, or
(B) a Material Adverse Effect.

         3.8 Private Offering. Neither the Company not any Person acting on behalf of the Company has taken, or will take, any action which would subject the issuance or sale of the Note to Section 5 of the Securities Act or to the registration or qualification requirements of any securities or Blue Sky law of any applicable jurisdiction.

         3.9 No Defaults; Debt, etc; Authorization. (a) Upon receipt of any Required Consent, no default or event of default, after giving effect to the issuance and sale of the Note and the consummation of the transactions contemplated by this Agreement and the Exhibits, will exist (or, but for the waiver thereof, would exist), to the Company's knowledge, under any instrument or agreement evidencing, providing for the issuance or securing of, or otherwise relating to, any secured or unsecured funded indebtedness of the Company.

                  (b) Upon issuance thereof by the Company and payment therefor in accordance with the terms of this Agreement, the Note will be duly authorized, validly issued, fully-paid and nonassessable and will constitute a legal, valid and binding obligation of the Company enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium or similar laws relating to or affecting creditors' rights generally and the general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Company further covenants that (i) upon issuance thereof by the Company in accordance with the terms of this Agreement, the Exchange Securities will be duly authorized, validly issued, fully-paid and nonassessable and will constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms subject, in the case of the Exchange Note, to applicable bankruptcy, insolvency, moratorium or similar laws relating to or affecting creditors' rights generally and the general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) upon issuance and delivery of the Underlying Shares and payment of the exercise price or the conversion price therefor, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable outstanding shares of Common Stock of the Company.

         3.10 SEC Documents. The Company has furnished Purchaser with true and complete copies of all documents that the Company has filed with the Commission since January 1, 1995 (the 'SEC Documents'). As of their respective filing dates, except as amended by filings with the Commission, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), as applicable, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the 'Financial Statements') comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the rules and regulations of the Commission) and fairly present the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and changes in its financial position for the periods then ended (subject, in the case of unaudited statements, to normal recurring audit adjustments, provided that the notes and accounts receivable are collectible in the amounts shown less any reserve shown thereon and inventories are not subject to write-down, except in either case in an amount not material). The information contained in this Agreement and the SEC Documents is true, complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

         3.11 Changes, etc. Except as set forth in the SEC Documents or as previously disclosed to Purchaser, there has been no occurrence or development, whether or not insured against, which has had or could reasonably be expected to have a Material Adverse Effect since January 1, 1995.

         3.12 Solvency; Regulation G. (a) The Company's assets currently exceed its liabilities.

                  (b) The Company does not own any 'margin stock' as such term is defined in Regulation G, as amended (12 C.F. R. Part 207), of the Board of Governors of the Federal Reserve System. The purchase price of the Note will be used by the Company only for the purposes contemplated hereunder and under the Note. None of the purchase price will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin stock or for any other purpose which might cause any portion of the purchase price to be considered a 'purpose credit' within the meaning of Regulation G, as amended, of the Board of Governors of the Federal Reserve System.

4        REPRESENTATIONS  AND WARRANTIES OF THE PURCHASER. Purchaser represents and warrants as follows:

         4.1 Investment Representations. (a) Purchaser hereby acknowledges that the Note is not being registered (i) under the Securities Act or (ii) under any applicable state securities law; and that the Company's reliance on the exemption provided by Section 4(2) of the Securities Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company in this Agreement.

         (b) Purchaser will not sell or transfer all or any part of the Note unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (a) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Purchaser and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Securities Act and without registration or qualification under any state law, or (b) an interpretive letter from the Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Securities Act; provided that, on or before October 31, 1995, Purchaser may transfer all or any part of the Note to a general partnership the partners of which include Purchaser, a trust for the benefit of members of the family of Purchaser and not more than three employees of the Purchaser or any Subsidiary thereof without complying with the foregoing provisions of this Section 4.1(b).

         The Purchaser further understands that the Note, unless otherwise agreed by the Company, bear a legend substantially to the following effect:

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

         The Company may refuse to recognize a transfer of the Note on its books should a holder attempt to transfer such Note otherwise than in compliance with this Section 4.1.

         (c) Purchaser has adequate means of providing for Purchaser's current needs and possible contingencies, Purchaser anticipates no need now or in the foreseeable future to sell the Note which Purchaser is purchasing and Purchaser can afford the loss of Purchaser's entire investment in the Company.

         (d) Purchaser is an 'accredited investor' as defined in Regulation D under the Securities Act.

         (e) Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.

         (f) Purchaser will be the only owner, beneficial or otherwise, of the Note being purchased by the Purchaser hereunder.

         (g) The Purchaser is aware that no federal or state agency has passed upon the Note or made any finding or determination concerning the fairness of the investment represented thereby.

         (h) Purchaser had an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Purchaser. The Company has not rendered any investment or tax advice to the Purchaser with respect to the suitability of an investment in the Note or the tax consequences thereof. The Company has urged Purchaser to consult its own tax adviser concerning any tax matters relating to this investment.

         (i) The Note which Purchaser is acquiring will be acquired for Purchaser's own account for investment (subject to the proviso in Section 4.1(b) hereof). The Purchaser intends to hold the Note indefinitely (subject to the proviso in Section 4.1(b) hereof) and Purchaser is not purchasing such securities with a view toward distribution in a manner which would require registration under the Securities Act, and Purchaser does not presently have any reasons to anticipate any change in Purchaser's circumstances or other particular occasion or event which would cause Purchaser to sell the Note which Purchaser is purchasing hereunder, provided, nevertheless, that the disposition of Purchaser's property shall at all times be within Purchaser's control.

         (j) Purchaser acknowledges that it has been called to Purchaser's attention by those individuals with whom Purchaser has dealt in connection with Purchaser's investment in the Company that Purchaser's investment in the Company involves a high degree of risk.


         (k) Purchaser has received no representations or warranties from the Company other than those set forth herein.

         4.2 Organization and Authority; Default; Etc. Purchaser is authorized and otherwise duly qualified to purchase and hold the Note and to enter into this Agreement and the Exhibits hereto to which it is a signatory; represents that the purchase of the Note will not result in a breach of or violation of the terms or provisions of, or constitute a default under, any indenture or other agreement or instrument by which it or its property is bound, or violate any applicable law, administrative regulation, or court decree; and represents that it has its principal place of business as set forth in Section 7.6. Purchaser shall supply any additional written information that may be required by the Company.

5        AGREEMENTS OF THE COMPANY.  The Company agrees with the
Purchaser as follows:

         5.1 Business Plan Targets. Schedule 5.1 sets forth certain business plan targets established for the Company by the Purchaser. The Company acknowledges that such targets are goals for the Company and its operations and shall, subject to the determination of its Board of Directors, use it best efforts to achieve such targets as promptly as practicable.

         5.2 Board Representation. The Company shall use its best efforts to cause Mr. Charles S. Holmes or another individual designated by Purchaser to be appointed to the Board of Directors of the Company as promptly after the Closing as practicable.

         5.3 Private Placement. (a) The Company is currently negotiating the sale of the Company's 12% Convertible Subordinated Promissory Notes due 2000, in an aggregate principal amount of $8,000,000 (the 'Convertible Notes'), together with warrants representing the right to acquire Common Stock (the 'Private Placement'). The Company shall provide the Purchaser with written notice of the consummation or abandonment of the Private Placement. The Company shall, upon the written request of the Purchaser on or before December 31, 1995, exchange this Note, in its entirety, for an identical principal amount of the notes issued and sold by the Company in connection with the Private Placement and, in connection with such exchange, issue to the Purchaser a detachable warrant representing the right to acquire 850,000 shares of Common Stock, upon substantially the same terms and conditions as the warrants issued and sold by the Company in connection with the Private Placement.

         (b) In the event that the Private Placement is abandoned, or is not consummated, on or before December 31, 1995, then:

                   (i) the Company shall upon, the written request of the Purchaser, (A) exchange the Note, in its entirety, for an identical principal amount of a note in substantially the form attached as Exhibit D (the 'Exchange Note') and, in connection with such exchange,
         (B) issue to the Purchaser a detachable warrant, in substantially the form of the warrant attached as Exhibit E, exercisable at $2.50 per share for six years and representing the right to acquire 850,000 shares of Common Stock, subject to adjustment (the 'Exchange Warrant'), and (C) enter into a Registration Rights Agreement with the Purchaser in substantially the form attached hereto as Exhibit F; and

                  (ii) the Purchaser or its designee shall be entitled, on or before January 12, 1996, to purchase, upon written notice to the Company, (i) an additional note, in the principal amount of $2,000,000 (the 'Additional Note') and (ii) warrants representing the right to purchase an additional 2,150,000 shares of Common Stock (the 'Additional Warrant' and, together with the Additional Note, the 'Additional Securities'), in each case, upon substantially the same terms and conditions as the respective securities attached hereto as Exhibit D and Exhibit E;

provided, however, if at the time that Purchaser requests that the Company exchange the Note for the Exchange Note and the Exchange Warrant or issue the Additional Securities, the Company is not permitted to do so pursuant to provisions of the Bank Credit Agreement (as such term is defined in the Note), then any time period otherwise applicable pursuant to the provisions of this
Section 5.3(b) to the exercise of rights by the Purchaser or its designee shall be tolled and the Company shall take no action that would frustrate the Purchaser's exchange or purchase rights under this Section 5.3(b), including retirement of the Note, until the Company is permitted to do so under the Bank Credit Agreement or pursuant to a waiver of the provisions thereof; and provided further, however, that if at the time that Purchaser exercises his right that the Company issue the Additional Notes and Additional Warrants the Common Stock is not authorized to accommodate such issuance, in such instance the Additional Note and Additional Warrants will not be issued, then any time period otherwise applicable pursuant to the provisions of this Section 5.3(b) to the exercise of rights by the Purchaser or its designee shall be tolled and the Company shall take no action that would frustrate the Purchaser's exchange or purchase rights under this Section 5.3(b), including retirement of the Note, until such time as sufficient shares are available for reservation for issuance.


In the event that the Purchaser, or a designee of Purchaser, purchases all of the Additional Securities, the Company shall, upon written notice from the Purchaser, (i) promptly retain the services of an investment bank, mutually selected by the Company and the Purchaser, to advise the Company on the sale of Lynwood and offer Lynwood for sale through such investment bank and (ii) use its best efforts to promptly cause the resignation of two then-current members of the Board of Directors of the Company and to cause the vacancies resulting thereby to be filled by individuals designated by the Purchaser.

         5.4 Employment Agreements. Purchaser has reviewed the terms and conditions of the Employment Agreements between the Company and Richard A. Schneider and the Company and Robert A. Carlson presented to the Board of Directors of the Company on October 3, 1995 and the Company shall enter into such employment agreements, substantially in the form presented to the Board of Directors, as promptly practicable.

6 DEFINITIONS. Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below whenever used in this Agreement (terms used in the singular to have a correlative meaning when used in the plural and vice versa):

         'Additional Note' has the meaning set forth in Section 5.3.

         'Additional Securities' has the meaning set forth in Section 5.3.

         'Additional Warrant' has the meaning set forth in Section 5.3.

         'Agreement' means this agreement, as it may be amended from time to time, including all schedules and exhibits thereto.

         'Closing' has the meaning set forth in Section 1.3.

         'Commission' means the Securities and Exchange Commission or any other United States agency at the time administering the Securities Act.

         'Common Stock' means common stock of the Company having a par value of $.10 per share.

         'Company' means NAI Technologies, Inc., a New York corporation.

         'Convertible Notes' has the meaning set forth in Section 5.3.

         'Exchange Act' has the meaning set forth in Section 3.10.

         'Exchange Note'  has the meaning set forth in Section 5.3.

         'Exchange Securities' means, collectively, the Exchange Note and the Exchange Warrant.

         'Exchange Warrant'  has the meaning set forth in Section 5.3.

         'Exhibit' means any of the exhibits to this Agreement, including such exhibits as executed and delivered pursuant to the terms of this Agreement.

         'Financial Statements' has the meaning set forth in Section 3.10.

         'Governmental Body' means any Federal, state, municipal, local or other governmental department, commission, board, bureau, agency, instrumentality, political subdivision or taxing authority of any country.

         'Indemnified Party' has the meaning set forth in Section 7.11.

         'Lynwood' has the meaning set forth in Section 3.2.

         'Material Adverse Effect' means any circumstance or event which is material and adverse to the financial condition or business operations of the Company and its Subsidiaries, taken as a whole, or which may reasonably be expected to result in or cause an Event of Default, as defined in this Note.

         'Note' has the meaning set forth in Section 1.1.

         'Person' means a corporation, a partnership, an organization or business, an individual, a government or political subdivision thereof or governmental agency.

         'Private Placement' has the meaning set forth in Section 5.3.

         'Purchaser' means Charles S. Holmes, an individual resident of the State of New York.

         'Required Consents' means the approvals, consents and agreements set forth on Schedule 3.5.

         'SEC Documents' has the meaning set forth in Section 3.10.

         'Securities Act' means the Securities Act of 1933, as amended, or any similar United States statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         'Subsidiary' means, with respect to any Person, any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person.

         'Underlying Shares' means the shares of Common Stock issuable upon (i) the conversion of the Exchange Note or (ii) the exercise of the Exchange Warrant.

7        MISCELLANEOUS.

         7.1 Expenses. Whether or not the transactions contemplated by Section 1 hereof are consummated, the Company shall pay all reasonable expenses incurred by Purchaser (including without limitation the reasonable fees, expenses and disbursements of Purchaser's special counsel) in connection with such transactions, provided, however, that the Company's obligations with respect to the payment of any and all such expenses shall be limited in the aggregate to $25,000.

         7.2 Reliance on and Survival of Representations; Termination. All agreements, representations and warranties of the Company herein or of (or on behalf of) the Company in any certificate or other instrument delivered pursuant hereto or thereto shall: (a) be deemed to be material and to have been relied upon by Purchaser, notwithstanding any investigation heretofore or hereafter made by Purchaser or on Purchaser's behalf, (b) survive the execution and delivery of this Agreement and the delivery of the Note to Purchaser and any investigation made at any time by Purchaser or on Purchaser's behalf or any disposition of the Note and (c) shall expire and terminate upon payment in full of the Note (or any note issued pursuant to Section 5.3(b)) including all accrued interest thereon.

         7.3 Amendment and Waiver. Any term, provision, agreement or condition of this Agreement may be amended or modified, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Company and the Purchaser.

         7.4 Directly or Indirectly. Where any provision of this Agreement refers to actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

         7.5 Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of their respective successors and assigns.

         7.6 Notices. Unless otherwise expressly provided in this Agreement, all notices, opinions and other communications provided for in this Agreement shall be in writing and delivered by hand or mailed, first class postage prepaid, return receipt requested or sent by overnight courier, or by confirmed telefax transmission (confirmed by hand-delivered, mailed or overnight courier copy) addressed (a) if to the Company, to the Company at 1000 Woodbury Road, Suite 412, Woodbury, N.Y. 11767-2530 Attn: President, or at such other address as the Company may hereafter designate by notice to the Purchaser, or (b) if to the Purchaser, to the Purchaser at P.O. Box 2850, Southampton, New York 11969, or at such other address as such Purchaser may hereafter designate by notice to the Company.

         7.7 Law Governing. THIS AGREEMENT AND ALL AMENDMENTS, SUPPLEMENTS, MODIFICATIONS, WAIVERS AND CONSENTS RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

         7.8 Submission to Jurisdiction. THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY EXHIBIT MAY BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.

         7.9 Headings, etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or construction of any of the terms hereof.

         7.10 Entire Agreement. This Agreement (together with the Exhibits hereto) embodies the entire agreement and understanding among the Purchaser and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

         7.11 Indemnification. The Company agrees to indemnify and hold harmless Purchaser and Purchaser's directors, officers, employees and agents (each an 'Indemnified Party') from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to this Agreement and the agreements, representations and warranties contained herein, but excluding therefrom all expenses, losses, claims, damages and liabilities arising out of or resulting from the gross negligence or willful misconduct of such Indemnified Party.

         7.12 Interpretive Provision. Wherever any representation, warranty or other statement made by the Company in this Agreement is limited to the Company's knowledge, such limitation shall mean the actual knowledge or awareness of any person who, on the date hereof, is an executive officer of the Company after due inquiry of the circumstances thereof.

         7.13 Severability. Any provision of this Agreement which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  If you are in agreement with the foregoing, please sign the form of acceptance provided below, whereupon this Agreement shall become a binding agreement between the Purchaser and the Company.

                               Very truly yours,

                               NAI TECHNOLOGIES, INC.


                               By: /s/ Robert A. Carlson
                                   ---------------------------------
                                   Name: Robert A. Carlson
                                   Title: President and Chief Executive Officer




The foregoing Agreement is hereby
accepted and agreed to as of the
date hereof.


/s/ Charles S. Holmes
---------------------------
Charles S. Holmes

                                                                    Schedule 3.6


                               REQUIRED CONSENTS



Amended and Restated Credit Agreement

                  Pursuant to the Amended and Restated Credit Agreement, dated as of April 12, 1995, among the Company, Bank of New York ('BNY'), as Bank and Administrative Agent, and Chemical Bank ('Chemical'; BNY and Chemical being collectively referred to as the 'Banks'), as Bank and Collateral Agent, as amended by First Amendment, dated as of August 14, 19954, and by the Second Amended, dated as of October 13, 1995, the Company is required to obtain the written consent of the Banks before it issues the Exchange Note or the Additional Securities.



Shareholder Approval

                  Pursuant to the Restated Certificate of Incorporation of the Company, the shareholders of the Company must authorize additional shares of Common Stock before the Company can issue additional shares of Common Stock pursuant to the conversion rights applicable to the Additional Notes or the rights to purchase applicable to the Additional Warrants.

                                                                    Schedule 3.7

                                   LITIGATION

TDA Trading Corp. v. Carlson, et. al.

                   On or about June 28, 1994, TDA Trading Corp. ('TDA'), individually and on behalf of a class of persons similarly situated, commenced a securities fraud class action in the United States District Court for the Eastern District of New York (the 'Court') against Robert A. Carlson, Richard A. Schneider and NAI Technologies, Inc. ('NAI'). TDA commenced its action, entitled TDA Trading Corp. v. Carlson, et. al., by filing a complaint (the 'Complaint') with the Court.

                   TDA's Complaint principally alleges that the defendants knowingly and/or recklessly misrepresented to the public that they expected NAI's 1993 fourth quarter and fiscal year sales and earnings results to continue to increase at levels substantially above those of prior years at a time when they supposedly knew but failed to disclose that NAI's fourth quarter 1993 sales of its Navy Standard Teleprinter ('NST') and other products would decrease precipitously. The Complaint further alleges that, as a result of defendants' alleged failure to disclose these developments, TDA and other purchasers of NAI common stock were damaged because, it is alleged, at the time of purchase the price of NAI common stock had been artificially inflated. Additionally, the Complaint asserts that at the time that these adverse business developments allegedly became known to defendants and prior to their dissemination to the public, defendants Carlson, Schneider and other directors of NAI allegedly sold shares of NAI stock owned by them personally at price levels described above which TDA claims were higher than the true value of these shares.

                  As relief, TDA essentially seeks damages in an amount to be proven at trial, together with costs and expenses, including reasonable attorneys', accountants' and experts' fees. TDA's Complaint also requests that the Court declare its action against NAI and the individual defendants to be a proper class action and certify it as class representative and plaintiff's counsel as counsel for the class. On March 24, 1995, the Court granted TDA's motion for class certification. Discovery has commenced and depositions of NAI officers and directors have been taken.

Evans Arbitration

                  On or about August 14, 1995, Michael W. Evans ('Evans'), a former employee of CODAR Technologies, Inc. ('CODAR'), a wholly owned subsidiary of NAI, instituted a breach of contract and breach of employment proceeding against NAI. Evans commenced this action by filing a Demand for Arbitration ('Claim') with the American Arbitration Association office in Denver, Colorado ('AAA'), the remedy provided in the Employment Agreement between Evans and CODAR dated October 14, 1993 ('Agreement').

                  Evan's Claim principally alleges that NAI violated the Agreement by failing to compensate Evans, upon his involuntary termination, vacation pay which he allegedly accrued during his employment pursuant to the Agreement. Evans further alleges that, at the time of his involuntary termination, he was denied the severance pay specified by CODAR's employee policies. Additionally, Evans asserts a failure by NAI to compensate Evans under a short term incentive provision and to pay bonus, all as allegedly required by the Agreement.

                  As relief, Evans seeks damages in the amount of $248,000, and reserves the right to seek additional damages.

Discrimination Complaint

         In June of 1993, an ex-employee of the Company's Wilcom Division in New Hampshire filed a discrimination complaint with the New Hampshire Commission for Human Rights and the Equal Employment Opportunity Commission (EEOC). The Company submitted a written response denying that it engaged in any unlawful discrimination. The Company is vigorously contesting the complaint. The matter is now pending before the Boston office of the EEOC. If the claimant prevails, she would be entitled to reinstatement and backpay from the date of her employment ended (August 24, 1992) to the date of reinstatement, plus compensatory damages. Under Title VII of the Civil Rights Act, amended, punitive damages are also a possibility. The Company believes that it has a strong defense to the complaint.

Post Award Audit

         The Company is currently involved in discussions with the Defense Contract Audit Agency in connection with Contract No. DAAH01-91-C-0162, modifications P00013 and PZ0005, Audit Report Nos. 3121-94G42040017 and 3121-95G42030002.

                                                                   Schedule 5.1
                         NAI 1996 BUSINESS PLAN TARGETS
                                   ($000's)


                      CODAR                 SYSTEMS                          WILCOM                LYNWOOD         TOTALS
                      ----------------------------------------------------------------------------------------------------

                                                            LINE TREATMENT     LINE TEST
                                                            ----------------------------
 SALES              40,000                  10,000             10,000           3,000              Sold                63,000

 GROSS MARGIN       10,000 (25%)             2,500 (25%)        2,500 (25%)     1,500 (50%)         --                 16,500 (27%)

 S G & A
 (INCLUDING R&D)    (4,000)(10%)(1)         (1,500)(15%)(2)    (2,000)(20%)(3)   (600)(20%)(4)      --                 (8,100)(13%)

 CORPORATE         (1995 was $2,300,000)      (600)                                                                    (1,700)(2.5%)



                    Savings:                                                                      Severance &
                                                                                                  Restructuring Costs    (400)
                    Westbury Office Closing  (120)
                    Salary Reductions        (130)                                                Potential Margin
                    Ins./Legal/Misc.         (170)                                                Erosion                (900)(1.5%)
                    Personnel Relocations
                        (3-4)                (180)                                                Anticipated EBIT      5,400
                                            -----
                             Total           (600)


------------------
(1) Reduction from 1996 Plan of $1,000,000 including: $500,000 from selling; $200,000 from bid & proposal; and $400,000 from R&D (1995 total was $3,338,000).

(2) $474,000 less than 1996 Plan; set bid and proposal at $200,000, reduce selling expenses for Navy & CIA sales.

(3)   Includes $400,000 for SB-21-K2 Development ($250,000) spent in 1995).

(4)   S G & A for Wilcom in 1995 was $2,780,000.

                                                                       Exhibit A
                                                                              to
                                                   Securities Purchase Agreement



No. 1                                                                  1,000,000

                             NAI TECHNOLOGIES, INC.

                        12% Subordinated Promissory Note
                              due January 15, 1996

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

                  FOR VALUE RECEIVED, NAI Technologies, Inc., a New York corporation (the 'Company'), promises to pay to CHARLES S. HOLMES, the registered holder or registered assigns hereof (the 'Holder'), the principal amount of ONE MILLION DOLLARS ($1,000,000) payable on the fifteenth day of January, 1996 (the 'Maturity Date'), together with interest on the outstanding principal amount of this Note at the rate of twelve (12%) percent per annum calculated on the basis of a 360 day year, such interest to be payable on the Maturity Date. If the Company shall default in the payment of the principal of or interest on this Note, whether upon maturity, by acceleration, or otherwise, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (whether before or after judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to two (2%) percent. The Holder of this Note shall also, in addition to any other amount payable hereon, be entitled, as hereinafter provided, to receive a placement fee in an amount equal to three percent (3%) of the outstanding principal amount of this Note (the 'Placement Fee'). Capitalized terms used and not otherwise defined herein shall have the respective meanings attributed thereto in Section 11.

                  1. Payments and Prepayments.

                  1.1 Payments of principal, Placement Fee and interest on this Note shall be made at the principal office of the Company, currently located at 1000 Woodbury Road, Suite 412, Woodbury, New York 11797, or such other place or places within the United States as may be specified by the Holder of this Note in a written notice to the Company at least 10 business days before a given payment date.

                  1.2 Payments of principal, Placement Fee and interest on this Note shall be made in lawful money of the United States of America by mailing the Company's good check in the proper amount to the Holder at least three days prior to the due date of each payment or otherwise transferring funds so as to be received by the Holder on the due date of each such payment, provided, however, that the Company shall make payment by wire transfer to an account such Holder may specify in writing to the Company at least three days prior to the due date of each payment.

                  1.3 If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day, and, with respect to payments of principal, interest thereon shall be payable during such extension at the then applicable rate.

                  1.4 This Note is subject to exchange in accordance with the terms of that certain Securities Purchase Agreement, dated as of the date hereof, between the Company and Charles S. Holmes and upon any such exchange, the Company shall, subject to the provisions of Sections 5 and 6 below, pay the Holder all interest on this Note accrued and unpaid through such exchange date.

                  1.5 Subject to the provisions of Sections 5 and 6 below, the Company shall, within thirty (30) business days of the occurrence of a Change in Control, offer, by written notice to the Holder, to prepay this Note, in whole and not in part, without premium or penalty. Holder may accept the offer to prepay made pursuant to this Section 1.5 by causing notice of such acceptance to be delivered to the Company at least ten (10) days prior to the proposed prepayment date (or such longer period as may be required by law). A failure by Holder to respond to an offer to prepay pursuant to this Section 1.5 within the requisite time period shall be deemed to constitute a rejection of such offer.

                  1.6 The Company shall not be entitled to prepay this Note in whole or in part prior to the Maturity Date.

                  2. Placement Fee. Simultaneously with the initial issuance of this Note, the Company shall pay to the Holder the Placement Fee, as a one time fee for services rendered, which Placement Fee the Holder may deduct from the funds remitted to the Company by the Holder in exchange for the issuance of this Note.

                   3. Obligation Absolute. The obligations under this Note are absolute and unconditional obligations of the Company and no modification, release, consent, waiver, removal, rearrangement or amendment shall impair the obligations of the Company hereunder.

                   4. Security. The payment of this Note is not secured by any collateral.

                   5. Subordination. (a) The Company for itself, its successors and assigns, covenants and agrees, and each Holder of this Note by its acceptance of this Note likewise covenants and agrees, that to the extent provided below the payment of the principal of and interest on this Note is hereby expressly subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Senior Indebtedness. For purposes hereof, Senior Indebtedness is defined as:

                  (i) the principal of, premium, if any, any interest (including without limitation any interest on interest and post-petition interest) on, and all obligations of the Company for any costs and expenses with respect to, all liabilities of the Company, direct or contingent, joint, several or independent, now or hereafter existing, due or to become due, whether created directly or acquired by assignment or otherwise, under or in respect of that certain Amended and Restated Credit Agreement, dated as of April 12, 1995, among, the Company, The Bank of New York, Chemical Bank and the other parties referred to therein (as heretofore and as hereafter amended, modified and supplemented from time to time, the 'Bank Credit Agreement') and any of the other Loan Documents (as defined in the Bank Credit Agreement); and

                  (ii) all extensions, renewals and refundings of any of the foregoing.

                  (b) Upon the acceleration of any Senior Indebtedness or upon the maturity of the entire principal amount of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness which has been so accelerated or matured shall first indefeasibly be paid in full in cash before any payment is made by the Company or any Person acting on behalf of the Company on account of any obligations evidenced by this Note.

                  (c) The Company shall not pay any obligations evidenced by this Note if there exists a Default or Event of Default (as such terms are defined in the instruments evidencing Senior Indebtedness including, without limitation, the Bank Credit Agreement) with respect to any Senior Indebtedness (hereinafter referred to as a 'Blockage Event').

                  The Company shall resume payment of this Note and a Blockage Event shall be deemed to have terminated:

                  (i) when such Default or Event of Default on Senior Indebtedness, as applicable, is cured or waived; or

                  (ii) when the Holder hereof shall have cured any such Default or Event of Default on Senior Indebtedness to the extent such Default or Event of Default can be cured by payment of money, which amount shall be added to the principal amount owing to the Holder pursuant to this Note; or

                  (iii) 180 days after the occurrence of such Default or Event of Default, provided, that at the end of such 180 days, if any of the following events occurs, the Blockage Event shall continue: (A) a Default in payment of any amount with respect to the Senior Indebtedness; (B) an acceleration of the Senior Indebtedness; or (C) the occurrence of an event of the type described in Section 6 hereof, provided further, that a Blockage Event may be deemed to occur, with respect to any single specified Default or Event of Default, only once for each 360 day period.

                  (d) At any time there exists a Blockage Event, (i) the Company shall not, directly or indirectly, make any payment of any part of this Note,
(ii) the Holder hereof shall not demand or accept from the Company or any other Person any such payment or cancel, set off or otherwise discharge any part of the indebtedness represented by this Note, and (iii) neither the Company nor the Holder hereof shall otherwise take or permit any action prejudicial to or inconsistent with the priority position of any holder of Senior Indebtedness over the Holder of this Note.

                  (e) Any holder of Senior Indebtedness is hereby authorized to demand specific performance of this Note, whether or not the Company shall have complied with the provisions hereof applicable to it, at any time when the Holder hereof shall have failed to comply with any provision hereof applicable to him. The Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by any holder of Senior Indebtedness. The Holder further (i) waives presentment, demand, notice and protest in connection with all negotiable instruments evidencing Senior Indebtedness, notice of any loan made, extension granted or other action taken in reliance hereon and all demands and notices of every kind in connection with this Note or Senior Indebtedness; and (ii) assents to any renewal, extension or postponement of the time of payment of Senior Indebtedness or any other indulgence with respect thereto, to any substitution, exchange or release of collateral therefor and to the addition or release of any Person primarily or secondarily liable thereon.

                  (f) The Company and the Holder shall execute and deliver to any holder of Senior Indebtedness such further instruments and shall take such further action as such holder of Senior Indebtedness may at any time or times reasonably request in order to evidence the subordination of the obligations hereunder and to otherwise carry out the provisions and intent of this Note.

                  (g) No right of any holder of Senior Indebtedness to enforce the subordination of the obligations shall be impaired by any act or failure to act by the Company or the Holder or by their failure to comply with this Note or any other agreement or document evidencing, related to or securing the obligations hereunder. Without in any way limiting the generality of the preceding sentence, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations of the holder hereof to the holders of

Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, any Senior Indebtedness, or otherwise amend or supplement in any manner, any Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Senior Indebtedness; (iii) release any Person or entity liable in any manner for the collection of any Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or any other Person or entity.

                  (h) In the event that the Company shall make any payment or prepayment to the Holder on account of the obligations under this Note which is prohibited by this Section 5, such payment shall be held by the Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts and priorities of Senior Indebtedness held by them) to the extent necessary to pay all Senior Indebtedness due to such holders in full in accordance with its terms (whether or not such Senior Indebtedness is due and owing), after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                  (i) After all Senior Indebtedness indefeasibly is paid in full and until the obligations under this Note are paid in full, the Holder shall be subrogated to the rights of holders of Senior Indebtedness to the extent that distributions otherwise payable to the Holder have been applied to the payment of Senior Indebtedness. For purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 5 and no payment over pursuant to the provisions of this Section 5 to holders of such Senior Indebtedness by the Holder, shall, as between the Company, its creditors, other than holders of such Senior Indebtedness, and the Holder, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Section 5 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and the Holder hereof, on the other hand.

                  6. Primacy of Senior Indebtedness Claims as Against the Holder. In any insolvency, receivership, bankruptcy, dissolution, liquidation or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against the Company under any bankruptcy or insolvency law or laws relating to relief of debtors, to compositions, extensions, or readjustments of indebtedness:

                  (a) the claims of any holders of Senior Indebtedness against the Company shall be paid indefeasibly in full in cash before any payment is made to the Holder of this Note;

                  (b) until all Senior Indebtedness is indefeasibly paid in full any distribution to which the Holder would be entitled but for this
         Section 6 shall be made to holders of Senior Indebtedness; and

                   (c) the holders of Senior Indebtedness shall have the right to enforce, collect and receive every such payment or distribution and give acquittance therefor. In furtherance of the foregoing, in the event that the Company shall file or have filed against it a petition under any chapter of Title 11 of the United States Code or any comparable statute, with the result that the Company is excused from the obligation to pay all or any part of the amount otherwise payable in respect of the Senior Indebtedness during the period subsequent to the commencement of such proceedings, the Holder agrees that all or such part of such amount shall be payable out of, and to that extent diminish and be at the expense of, the Holder's reorganization dividends or other distributions in respect of any claim filed by it as a creditor or interest holder. In the event the holders of Senior Indebtedness receive amounts in excess of payment in full (in cash) of amounts outstanding in respect of Senior Indebtedness (without giving effect to whether claims in respect of the Senior Indebtedness are allowed in any insolvency proceeding), the holders of the Senior Indebtedness shall pay such excess amounts to the Holder.

                   7. Covenants. The Company covenants, so long as this Note shall be outstanding and unless the Holder shall otherwise consent in writing, that:

                  (a) Financial Statements, Reports, etc. So long as this Convertible Note shall remain outstanding and the Company is subject to the filing requirements of Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), the Company will transmit or cause to be transmitted to Holder, promptly after the same are sent or become publicly available, copies of any and all financial statements and reports which are made available to its stockholders and all periodic and other reports, proxy statements, registration statements and other materials filed by it with the Securities and Exchange Commission, or any other governmental authority succeeding to any or all of the functions of said commission, or any national securities exchange, as the case may be. If the Company is not subject to filing requirements, the Company will transmit or cause to be transmitted to the Holder annual and quarterly reports containing audited annual financial statements and related notes thereto and unaudited quarterly financial statements.

                  (b) Corporate Existence. The Company shall, and shall cause its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises and comply in all material respects with all laws and regulations applicable to it.

                  (c) Taxes and Assessments. The Company shall, and shall cause its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default (which, for purposes of this Note, shall mean the earlier of ninety (90) days from its due date or invoice date, as the case may be, or the date upon which such obligee commences and action or proceeding to recover such amount), provided, however, that the Company shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Company shall have set aside on its books adequate reserves therefor).


                  (d) Liens. The Company shall not, and shall not permit any of its Subsidiaries to, incur, create, assume or suffer to exist any Lien on any property or assets, income or profits of the Company, now owned or hereafter acquired, other than Permitted Liens.

                  (e) Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Senior Indebtedness; (ii) Indebtedness under this Note, (iii) Indebtedness under the Convertible Notes in an aggregate principal amount not to exceed $7,000,000; (iv) Indebtedness between Subsidiaries and between any Subsidiary and the Company; (v) Indebtedness existing on the date hereof;(vi) Indebtedness of Lynwood Scientific Developments Limited, a corporation organized under the laws of the United Kingdom, to Midland Bank plc. in an aggregate amount not to exceed $2,000,000 or the U.S. dollar equivalent in English pounds; (vii) Indebtedness of Codar Technology, Inc., a Colorado corporation, to MetLife Capital Corp. and Colorado National Leasing, Inc. in an aggregate amount not to exceed $1,200,000; and (viii) all extensions, renewals and refundings of any of the foregoing.

                  (f) Investments. The Company shall not, and shall not permit any of its Subsidiaries to, purchase, hold or acquire any capital stock, evidence of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment (by way of transfers of property, contributions to capital, acquisitions of businesses or acquisitions of assets other than in the ordinary course of business, or otherwise) or any other interest in, any other Person, except for Permitted Investments.

                  (g) Payments. The Company shall not, and shall not permit any of its Subsidiaries to, declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock) now or hereafter outstanding, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options therefor now or hereafter outstanding, or set apart any sum for the aforesaid purposes, in any fiscal year, except that the Company may declare stock splits and pay dividends payable solely in shares of any class of its capital stock.

                  (h) Disposition of Assets. The Company shall not, and shall not permit any of its Subsidiaries to, sell or otherwise dispose of any assets except for (i) sales of inventory, fixtures and equipment in the ordinary course of business and (ii) sales of assets having a book value not exceeding $100,000 in the aggregate.

                  (i) Affiliate Transactions. Subsequent to the date hereof, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of property, the making of any investment, the giving of any guarantee or the rendering of any service) with any Affiliate of the Company (other than transactions among the Company and any wholly-owned Subsidiary) unless (i) such transaction or series of related transactions is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, and (ii) such transaction or series of related transactions is approved by a majority of the Board of Directors of the Company (including a majority of the disinterested directors), which approval is set forth in a board resolution of the Company certifying that such transaction or series of transactions complies with the immediately preceding clause (i).

                  (j) Merger, Consolidation, etc. The Company shall not consolidate or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, any other Person unless (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the 'Successor'), shall have executed and delivered to Holder its assumption of the due and punctual performance of all the obligations under this Note, (ii) such Successor shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and
(iii) no event referred to in Section 8 shall have occurred and be continuing.

                  (k) Maintenance of Properties. The Company shall keep all properties useful in the business of the Company in good working order and condition except to the extent that discontinuing the operation or maintenance of any such properties is, in the judgement of the Company, desirable in the conduct its business.

                  8.       Events of Default.  In the event that:

                  (i) the Company defaults in making any payment of principal of or interest on this Note required to be made on this Note; or

                  (ii) any obligation of the Company for the payment of borrowed money in excess of $500,000 becomes or is declared to be due and payable prior to its expressed maturity, unless the validity of any such indebtedness or obligation is being contested in good faith by appropriate proceedings; or

                  (iii) any warrant of attachment, execution or other writ is levied upon any property or assets of the Company in excess of $500,000 and is not discharged or stayed (including stays resulting from the filing of an appeal) within 30 days; or

                  (iv) all or any substantial part of the assets or properties of the Company are condemned, seized or appropriated by any government or governmental authority;

          or any order is entered in any proceeding directing winding up, dissolution or split-up of the Company; or

                  (v) the Company hereafter makes an assignment for the benefit of creditors, or files a petition in bankruptcy as to itself, is adjudicated insolvent or bankrupt, petitions receiver of or any trustee for the Company or any substantial part of the property of the Company under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether or not hereafter in effect; or if there is hereafter commenced against the Company any such proceeding and an order approving the petition is entered or such proceeding remains undismissed for a period of 60 days, or the Company by any act or omission to act indicates its consent to or approval of or acquiescence in any such proceeding or the appointment of any receiver of, or trustee for, the Company or any substantial part of its properties, or suffers any such receivership or trusteeship to continue undischarged for a period of 60 days; or

                  (vi) the Company defaults in the due observance or performance, in any material respect, of any covenant, condition or agreement to be observed or performed pursuant to the terms of this Note (other than a default which is specifically provided for elsewhere in this Section 8) and such default continues unremedied for more than thirty (30) days after the Company first has knowledge of such default, through notice or otherwise;

then, and in any such event, and at any time thereafter, if such event shall then be continuing, the Holder of this Note may, by written notice to the Company, declare this Note due and payable, whereupon the same shall be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, provided, however, that if an event specified in Section 8(iv) or 8(v) occurs and is continuing, this Note shall ipso facto be and become immediately due and payable without any declaration or other act on the part of the Holder.

                  9.       [This Section intentionally omitted]

                  10.      Investment Representation.

                  10.1 Holder hereby acknowledges that this Note is not being registered (i) under the Act on the ground that the issuance of the Note is exempt from registration under Section 4(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Note does not involve any public offering; and that the Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Note for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, provided, nevertheless, that the disposition of its property shall at all times be within its control.

                  10.2 Holder hereby agrees that it will not sell or transfer all or any part of this Note unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (a) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act or (b) an interpretive letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

                  10.3 The Company may refuse to recognize a transfer of this Note on its books should a holder attempt to transfer this Note otherwise than in compliance with this Section 10.

                  11. Definitions. As used herein, unless the context otherwise requires, the following terms have the respective meanings:

                  'Affiliate': with respect to any Person, the following: (i) any other Person that at such time directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with such first Person or (ii) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% of more of any class of voting or equity interests. As used in such definition, 'controls', 'controlled by' and 'under common control', as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  'Change in Control': any of the following events or circumstances: (i) individuals who, at the beginning of any period of twenty-four (24) consecutive months, constitute the Company's board of directors (together with any new director whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the Company's board of directors then in office; (ii) any person or related persons constituting a group (as such terms are used the Exchange Act) become the 'beneficial owners' (as such term is used under the Exchange Act), directly or indirectly of more than fifty percent (50%) of the total voting power of all classes then outstanding of the Company's voting stock; or (iii) the acquisition after the date hereof by any person or related persons constituting a group of the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Company, or (iv) the acquisition after the date hereof by any person or related persons constituting a group of all or substantially all of the properties and assets of the Company and its Subsidiaries, on a consolidated basis; provided, however, that no Change in Control shall be deemed to have occurred in connection with, or pursuant to, the initial issuance and sale of the Convertible Notes.

                  'Convertible Notes': the Company's 12% Convertible Subordinated Promissory Notes due 2000, in the aggregate principal amount of up to $8,000,000.

                  'GAAP': United States generally accepted accounting principles, consistently applied.

                  'Indebtedness': at any time and with respect to any Person,
(i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business, provided that the same shall not be overdue (i.e., the earlier of ninety (90) days from the invoice date or the date the obligee commences an action to recover such amounts), or if overdue, are being contested in good faith and by appropriate proceedings), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (event though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities, (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person including without limitation through any agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  'Lien': any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever.

                  'Permitted Investments':  any of the following:

                  (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United State of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;


                  (ii) without limiting the provisions of clause (iv) below, investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation (or a similar rating by any similar organization which rates commercial paper);

                  (iii) investments in certificates of deposits or banker's acceptances and time deposits maturing within twelve months from the date of acquisition thereof issued or guaranteed by or placed with (a) any domestic office of the bank with whom the Company maintains its cash management system or
(b) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $100,000,000 and is the principal banking subsidiary of a bank holding company having a long-term unsecured debt rating of at least 'A' or the equivalent thereof from the Standard & Poor's Corporation or at least 'A2' or the equivalent thereof from Moody's Investors Service, Inc.;

                  (iv) investments in commercial paper maturing within six months from the date of acquisition and issued by the holding company of any commercial bank of recognized standing organized under the laws of the United States of America of any state thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least 'A' or the equivalent thereof from the Standard & Poor's Corporation or at least 'A2' or the equivalent thereof from Moody's Investors Service, Inc. (or has a similar rating by any similar organization that rates commercial paper); or

                  (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses
(i) through (iv) above.

                  'Permitted Lien': mean (i) Liens in existence on the date hereof, (ii) Liens created for the benefit of the holders of Senior Indebtedness, (iii) Liens imposed by law for taxes, assessments or charges of any governmental authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due, which are not overdue by more than 60 days or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (vi) easements (including without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which in the aggregate, are not substantial in amount, and which do not interfere materially with the ordinary conduct of the business of the Company and which do not materially detract from the property to which they attach or materially impair the use thereof to the Company; (vii) Liens covering real property or Personal property in existence at the time of acquisition thereof by the Company and purchase money Liens upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure indebtedness permitted by this Section 7 solely for the purpose of financing the acquisition of such property and no such Lien covers, or is extended to cover, any other property owned by the Company; and (viii) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (vii) above.

                  'Person': any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  'Senior Indebtedness':  the meaning specified in Section 5(a).

                  'Subsidiaries': with respect to any Person, any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person.

                  12.      Miscellaneous.

                  12.1 This Note is the obligation of the Company only, and no recourse shall be had for the payment thereof or interest thereon against any stockholder, officer or director of the Company, whether by virtue of any constitution, statute, rule or law or otherwise, all such liability, by the acceptance hereof, and as part of the consideration hereof, being expressly waived.

                  12.2 Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

                  12.3 THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE COMPANY AND THE HOLDER HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS AND INSTRUMENTS MADE AND TO BE PERFORMED IN NEW YORK AND CANNOT BE MODIFIED OR CHANGED ORALLY.

                  IN WITNESS WHEREOF, the Company originally signed this Note on
the     day of October, 1995.



                                          NAI TECHNOLOGIES, INC.


                                          By:
                                              --------------------------------
                                              Name:
                                              Title:

                                                                       Exhibit C
                                                                              to
                                                   Securities Purchase Agreement

                                 CROSS-RECEIPT
                              AND ACKNOWLEDGEMENT

                  Reference is made to the Securities Purchase Agreement, dated
as of October   , 1995 (the 'Purchase Agreement'), between NAI Technologies,
Inc., a New York corporation (the 'Company'), and Charles S. Holmes (the 'Purchaser'), providing for the issuance and sale by the Company to the Purchaser of a 12% Subordinated Promissory Note due 1996 in the aggregate principal amount of $1,000,000 (the 'Note'). Terms used in this Cross-Receipt and Acknowledgement with initial capital letters shall, unless otherwise defined herein, have the respective meanings assigned thereto in the Purchase Agreement.

                  The Purchaser hereby acknowledges receipt from the Company of the Note, each registered in the Purchaser's name.

                  The Company hereby acknowledges receipt from the Purchaser of a wire transfer of immediately available funds in the amount of $1,000,000 representing full and final payment of the aggregate purchase price for the Note pursuant to the Purchase Agreement.


                                         NAI TECHNOLOGIES, INC.



_____________________________           By:________________________
Charles S. Holmes                       Name: Richard A. Schneider
                                        Title: Executive Vice
                                               President, Treasurer
                                               and Secretary


Dated:  October    , 1995                Dated:  October    , 1995

                                                                       Exhibit D
                                                                              to
                                                   Securities Purchase Agreement


No. 1                                                                 $1,000,000




                             NAI TECHNOLOGIES, INC.


                  12% Convertible Subordinated Promissory Note
                               due         , 2000


THIS NOTE AND THE COMMON STOCK THAT MAY BE ISSUABLE TO THE HOLDER HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

                  FOR VALUE RECEIVED, NAI Technologies, Inc., a New York corporation (the 'Company'), promises to pay to CHARLES S. HOLMES, the registered holder or registered assigns hereof (the 'Holder'), the principal
amount of ONE MILLION DOLLARS ($1,000,000) payable on the fifteenth day of     ,
2000 (the 'Maturity Date'), together with interest on the outstanding principal amount of this Convertible Note at the rate of twelve (12%) percent per annum calculated on the basis of a 360 day year, such interest to be payable in arrears on a semi-annual basis on the fifteenth day of April and October of each year, commencing April 15, 1996. If the Company shall default in the payment of the principal of or interest on this Convertible Note, whether upon maturity, by acceleration, or otherwise, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (whether before or after judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to two (2%) percent. Capitalized terms used and not otherwise defined herein shall have the respective meanings attributed thereto in Section 12.

                  1. Payments and Prepayments.

                  1.1 Payments of principal of and interest on this Convertible Note shall be made at the principal office of the Company, currently located at 1000 Woodbury Road, Suite 412, Woodbury, New York 11797, or such other place or places within the United States as may be specified by the Holder of this Convertible Note in a written notice to the Company at least 10 business days before a given payment date.

                  1.2 Payments of principal of and interest on this Convertible Note shall be made in lawful money of the United States of America by mailing the Company's good check in the proper amount to the Holder at least three days prior to the due date of each payment or otherwise transferring funds so as to be received by the Holder on the due date of each such payment, provided, however, that, in the event that the principal amount of this Convertible Note is at least $1,000,000, the Company shall make payment by wire transfer to an account such Holder may specify in writing to the Company at least three days prior to the due date of each payment.

                  1.3 If any payment on this Convertible Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day, and, with respect to payments of principal, interest thereon shall be payable during such extension at the then applicable rate.

                  1.4 Subject to the provisions of Sections 4 and 5 below, this Convertible Note is subject to prepayment, in whole but not in part, at the option of the Company, at any time, without premium or penalty, subject only to the provision of notice in accordance with Section 1.6.

                  1.5 Subject to the provisions of Sections 4 and 5 below, the Company shall, within thirty (30) business days of the occurrence of a Change in Control, offer, by written notice to the Holder in accordance with Section 1.6, to prepay this Convertible Note, in whole and not in part, without premium or penalty. Holder may accept the offer to prepay made pursuant to this Section 1.5 by causing notice of such acceptance to be delivered to the Company at least ten
(10) days prior to the proposed prepayment date (or such longer period as may be required by law). A failure by Holder to respond to an offer to prepay pursuant to this Section 1.5 within the requisite time period shall be deemed to constitute a rejection of such offer.

                  1.6 The Company will give Holder written notice indicating the amount of any prepayment and the proposed date thereof not more than sixty (60) days and not less than thirty (30) days prior to any such prepayment of this Note.

                  2. Obligation Absolute. The obligations under this Convertible Note are absolute and unconditional obligations of the Company and no modification, release, consent, waiver, removal, rearrangement or amendment shall impair the obligations of the Company hereunder.

                  3. Security. The payment of this Convertible Note is not secured by any collateral.

                  4. Subordination. (a) The Company for itself, its successors and assigns, covenants and agrees, and each Holder of this Convertible Note by its acceptance of this Convertible Note likewise covenants and agrees, that to the extent provided below the payment of the principal of and interest on this Convertible Note is hereby expressly subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Senior Indebtedness. For purposes hereof, Senior Indebtedness is defined as:

                  (i) the principal of, premium, if any, and any interest (including without limitation any interest on interest and post-petition interest) on, all liabilities of the Company (including without limitation all liabilities of the Company with respect to any costs and expenses), direct or contingent, joint, several or independent, now or hereafter existing, due or to become due, whether created directly or acquired by assignment or otherwise, under or in respect of that certain Amended and Restated Credit Agreement, dated as of April 12, 1995, among, the Company, The Bank of New York, Chemical Bank and the other parties referred to therein (as heretofore and as hereafter amended, modified and supplemented from time to time, the 'Bank Credit Agreement') and any of the other Loan Documents (as defined in the Bank Credit Agreement); and

                  (ii) all extensions, renewals and refundings of any of the foregoing.

                  (b) Upon the acceleration of any Senior Indebtedness or upon the maturity of the entire principal amount of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness which has been so accelerated or matured shall first indefeasibly be paid in full in cash before any payment is made by the Company or any Person acting on behalf of the Company on account of any obligations evidenced by this Convertible Note.

                  (c) The Company shall not pay any obligations evidenced by this Convertible Note if there exists a Default or Event of Default (as such terms are defined in the instruments evidencing Senior Indebtedness including, without limitation, the Bank Credit Agreement) with respect to any Senior Indebtedness (hereinafter referred to as a 'Blockage Event').

                  The Company shall resume payment of this Convertible Note and a Blockage Event shall be deemed to have terminated:

                  (i) when such Default or Event of Default on Senior Indebtedness, as applicable, is cured or waived; or

                  (ii) when the Holder hereof shall have cured any such Default or Event of Default on Senior Indebtedness to the extent such Default or Event of Default can be cured by payment of money, which amount shall be added to the principal amount owing to the Holder pursuant to this Convertible Note; or

                  (iii) 180 days after the occurrence of such Default or Event of Default, provided, that at the end of such 180 days, if any of the following events occurs, the Blockage Event shall continue: (A) a Default in the payment of any amount with respect to the Senior Indebtedness; (B) an acceleration of the Senior Indebtedness; or (C) the occurrence of an event of the type described in Section 5 hereof, provided further, that a Blockage Event may be deemed to occur only once for each 360 day period.

                  (d) At any time there exists a Blockage Event, (i) the Company shall not, directly or indirectly, make any payment of any part of this Convertible Note, (ii) the Holder hereof shall not demand or accept from the Company or any other Person any such payment or cancel, set off or otherwise discharge any part of the indebtedness represented by this Convertible Note, and
(iii) neither the Company nor the Holder hereof shall otherwise take or permit any action prejudicial to or inconsistent with the priority position of any holder of Senior Indebtedness over the Holder of this Convertible Note. Notwithstanding the foregoing, or any other provision of this Convertible Note to the contrary, the occurrence and continuance of a Blockage Event shall not limit or in any other manner affect the exercise of the Holder's conversion rights pursuant to Section 6.

                  (e) Any holder of Senior Indebtedness is hereby authorized to demand specific performance of this Convertible Note, whether or not the Company shall have complied with the provisions hereof applicable to it, at any time when the Holder hereof shall have failed to comply with any provision hereof applicable to him. The Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by any holder of Senior Indebtedness. The Holder further (i) waives presentment, demand, notice and protest in connection with all negotiable instruments evidencing Senior Indebtedness, notice of any loan made, extension granted or other action taken in reliance hereon and all demands and notices of every kind in connection with this Convertible Note or Senior Indebtedness; and (ii) assents to any renewal, extension or postponement of the time of payment of Senior Indebtedness or any other indulgence with respect thereto, to any substitution, exchange or release of collateral therefor and to the addition or release of any Person primarily or secondarily liable thereon.

                  (f) The Company and the Holder shall execute and deliver to any holder of Senior Indebtedness such further instruments and shall take such further action as such holder of Senior Indebtedness may at any time or times reasonably request in order to evidence the subordination of the obligations hereunder and to otherwise carry out the provisions and intent of this Convertible Note.

                  (g) No right of any holder of Senior Indebtedness to enforce the subordination of the obligations shall be impaired by any act or failure to act by the Company or the Holder or by their failure to comply with this Convertible Note or any other agreement or document evidencing, related to or securing the obligations hereunder. Without in any way limiting the generality of the preceding sentence, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Convertible Note or the obligations of the holder hereof to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, any Senior Indebtedness, or otherwise amend or supplement in any manner, any Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Senior Indebtedness; (iii) release any Person or entity liable in any manner for the collection of any Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or any other Person or entity.

                  (h) In the event that the Company shall make any payment or prepayment to the Holder on account of the obligations under this Convertible Note which is prohibited by this Section 4, such payment shall be held by the Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts and priorities of Senior Indebtedness held by them) to the extent necessary to pay all Senior Indebtedness due to such holders in full in accordance with its terms (whether or not such Senior Indebtedness is due and owing), after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                  (i) After all Senior Indebtedness indefeasibly is paid in full and until the obligations under this Convertible Note are paid in full, the Holder shall be subrogated to the rights of holders of Senior Indebtedness to the extent that distributions otherwise payable to the Holder have been applied to the payment of Senior Indebtedness. For purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 4 and no payment over pursuant to the provisions of this Section 4 to holders of such Senior Indebtedness by the Holder, shall, as between the Company, its creditors, other than holders of such Senior Indebtedness, and the Holder, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Section 4 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and the Holder hereof, on the other hand.

                  5. Primacy of Senior Indebtedness Claims as Against the Holder. In any insolvency, receivership, bankruptcy, dissolution, liquidation or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against the Company under any bankruptcy or insolvency law or laws relating to relief of debtors, to compositions, extensions, or readjustments of indebtedness:

                  (a) the claims of any holders of Senior Indebtedness against the Company shall be paid indefeasibly in full in cash before any payment is made to the Holder of this Convertible Note;

                  (b) until all Senior Indebtedness is indefeasibly paid in full any distribution to which the Holder would be entitled but for this
         Section 5 shall be made to holders of Senior Indebtedness; and

                  (c) the holders of Senior Indebtedness shall have the right to enforce, collect and receive every such payment or distribution and give acquittance therefor. In furtherance of the foregoing, in the event that the Company shall file or have filed against it a petition under any chapter of Title 11 of the United States Code or any comparable statute, with the result that the Company is excused from the obligation to pay all or any part of the amount otherwise payable in respect of the Senior Indebtedness during the period subsequent to the commencement of such proceedings, the Holder agrees that all or such part of such amount shall be payable out of, and to that extent diminish and be at the expense of, the Holder's reorganization dividends or other distributions in respect of any claim filed by it as a creditor or interest holder. In the event the holders of Senior Indebtedness receive amounts in excess of payment in full (in cash) of amounts outstanding in respect of Senior Indebtedness (without giving effect to whether claims in respect of the Senior Indebtedness are allowed in any insolvency proceeding), the holders of the Senior Indebtedness shall pay such excess amounts to the Holder.

                  6. Conversion. The Holder of this Convertible Note will have the right, exercisable at any time on or before the Maturity Date, by notice to the Company at its principal office, at his option to convert this Convertible Note at the principal amount hereof (or any portion hereof that is an integral multiple of $1,000) into 500 shares of the common stock, par value $.10 per share, of the Company (the 'Common Stock') for each $1,000 face amount of this Convertible Note, representing a conversion price equal to $2.00 per share, subject to adjustment as set forth below (the 'Conversion Price'). The Company may at any time, by notice to the Holder, require the conversion of this Convertible Note in accordance with this Section 6, and the Holder shall promptly surrender this Convertible Note for conversion following such notice, provided that the Closing Price for the Common Stock for thirty (30) consecutive trading days prior to such notice is equal to or greater than $6.00 per share, subject to adjustment proportionately with any adjustment of the Conversion Price pursuant to this Section 6.

                  Subject to the right of the Holder on the conversion date to receive all interest on such Convertible Note accrued through such date of conversion, no adjustment for interest or dividends will be made upon the conversion of this Convertible Note. No fractional shares will be issued upon conversion, but if the conversion results in a fraction, an appropriate amount will be paid by the Company in cash. This right of conversion shall cease upon payment in full of all principal and interest and other amounts due in respect of this Note.

                  The occurrence of any of the following events shall trigger an adjustment to the Conversion Price and/or the number of shares of Common Stock into which this Convertible Note shall be converted (the 'Conversion Shares'):

                  (a) Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company's assets or of any successor corporation's assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term 'successor corporation') shall be effected, at any time while this Convertible Note remains outstanding, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Convertible Note thereafter shall have the right to receive upon the conversion hereof as provided in this Section 6 and in lieu of the shares of Common Stock immediately theretofore issuable upon the conversion of this Convertible Note, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the conversion of this Convertible Note had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Convertible Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Convertible Note after such consummation.

                  (b) Subdivision or Combination of Shares. If the Company at any time while this Convertible Note remains outstanding shall subdivide or combine its Common Stock, the Conversion Price and the Conversion Shares shall be proportionately adjusted.

                  (c) Stock Dividends and Distributions. If the Company at any time while this Convertible Note is outstanding shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then (i) the Conversion Price shall be adjusted in accordance with Section 6(e) and (ii) the number of Conversion Shares shall be adjusted to the number of shares of Common Stock that Holder would have owned immediately following such action had this Convertible Note been converted immediately prior thereto.

                  (d) Certain Stock Issuances. If at any time after the date of issuance of this Convertible Note, the Company shall issue or sell, or fix a record date for the purposes of entitling holders of its Common Stock to receive, (i) Common Stock or (ii) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock), in any such case, at a price per share (or having a conversion, exchange or exercise price per share) that is less than the lowest Closing Price during the twenty (20) trading days immediately preceding the date of such issuance or sale or such record date then, immediately after the date of such issuance or sale or on such record date, (A) the Conversion Price shall be adjusted in accordance with
Section 6(e) and (B) the number of Conversion Shares shall be adjusted to that number determined by multiplying the number of Conversion Shares immediately before the date of such issuance or sale or such record date by a fraction, the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price, exchange price or exercise price of the convertible securities or exchangeable securities or rights, options or warrants, as the case may be, so offered) would purchase at such Closing Price, and the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible or exchangeable securities or rights, options or warrants so offered are initially convertible or exchangeable or exercisable, as the case may be).

                  If the Company shall, at any time after the date of issuance of this Convertible Note distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings or current year's or prior year's earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in the immediately preceding paragraph)(any of the foregoing being hereinafter in this paragraph called the 'Distributed Interests'), then in each such case, the Company shall reserve shares or other units of such Distributed Interests for distribution to the Holder upon conversion of this Convertible Note so that, in addition to the shares of the Common Stock to which such Holder is entitled, such Holder will receive upon such exercise the amount and kind of such Distributed Interests which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Distributed Interests, converted this Convertible Note.

                  (e) Conversion Price Adjustment. Whenever the number of Conversion Shares is adjusted, as herein provided, the Conversion Price payable upon the conversion of this Convertible Note shall be adjusted to that price determined by multiplying the Conversion Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of Conversion Shares immediately prior to such adjustment, and (ii) the denominator of which shall be the number of Conversion Shares immediately thereafter.

                  (f) Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 6 shall exclude any shares then directly or indirectly held in the treasury of the Company.

                  (g) Deferral and Cumulation of De Minimis Adjustments. The Company shall not be required to make any adjustment pursuant to this Section 6 if the amount of such adjustment should be less than one percent (1%) of the Conversion Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Conversion Price in effect immediately before the event giving rise to such next subsequent adjustment.


                  (h) Duration of Adjustment. Following each computation or readjustment provided in this Section 6, the new adjusted Conversion Price and number of Conversion Shares shall remain in effect until a further computation or readjustment thereof is required.

                  The Company shall deliver a certificate or certificates for shares of its Common Stock issuable on conversion of this Convertible Note as soon as practicable after surrender of this Convertible Note for conversion, but the Person or Persons to whom such certificates are issuable shall be considered the holder of record of the shares of Common Stock from the time this Convertible Note is surrendered. Except as described above, this Convertible
Note is not otherwise convertible into shares of Common Stock.

                  7. Notices to Holders.

                  (a) Notice of Record Date. In case:

                  (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the conversion of this Convertible Note) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                  (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                  (iii) of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be,
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the conversion of this Convertible Note) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the record date therein specified, or if no record date shall have been specified therein, at least 30 days prior to such other specified date.

                  (b) Notice of Adjustments. Whenever the Conversion Price or the number of Conversion Shares shall be adjusted pursuant to Section 6 hereof, the Company shall promptly make a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the number of Conversion Shares and the Conversion Price after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail postage prepaid) to the Holder of this Convertible Note.

                  8. Covenants. The Company covenants, so long as this Convertible Note shall be outstanding and unless the Holder shall otherwise consent in writing, that:

                  (a) Financial Statements, Reports, etc. So long as this Convertible Note shall remain outstanding and the Company is subject to the filing requirements of Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), the Company will transmit or cause to be transmitted to Holder, promptly after the same are sent or become publicly available, copies of any and all financial statements and reports which are made available to its stockholders and all periodic and other reports, proxy statements, registration statements and other materials filed by it with the Securities and Exchange Commission, or any other governmental authority succeeding to any or all of the functions of said commission, or any national securities exchange, as the case may be. If the Company is not subject to filing requirements, the Company will transmit or cause to be transmitted to the Holder annual and quarterly reports containing audited annual financial statements and related notes thereto and unaudited quarterly financial statements.

                  (b) Registration of Shares. The Company shall file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the 'Act'), with respect to the shares of the Company's common stock, par value $.10 per shares, issuable pursuant hereto and upon the exercise of the Warrant referred to in Section 13.1 on or prior to the later of ninety (90) days after the Company's receipt of the net proceeds from the initial sale of the entire maximum principal amount of the Convertible Notes to institutional and other investors or March 31, 1996, pursuant to a registration rights agreement of even date herewith between the Holder and the Company.

                  (c) 1996 EBITDA. The Company shall achieve 1996 EBITDA, as reflected in the consolidated financial statements delivered in accordance with this Section 8 for such period, in an amount equal to or greater than $4,000,000.

                  (d) Corporate Existence. The Company shall, and shall cause its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises and comply in all material respects with all laws and regulations applicable to it.

                  (e) Taxes and Assessments. The Company shall, and shall cause its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default (which, for purposes of this Convertible Note, shall mean the earlier of ninety (90) days from its due date or invoice date, as the case may be, or the date upon which such obligee commences and action or proceeding to recover such amount), provided, however, that the Company shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Company shall have set aside on its books adequate reserves therefor).

                  (f) Liens. The Company shall not, and shall not permit any of its Subsidiaries to, incur, create, assume or suffer to exist any Lien on any property or assets, income or profits of the Company, now owned or hereafter acquired, other than Permitted Liens.

                  (g) Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Senior Indebtedness; (ii) Indebtedness under this Note; (iii) Indebtedness under the Convertible Notes in an aggregate principal amount not to exceed $7,000,000; (iv) Indebtedness between Subsidiaries and between any Subsidiary and the Company; (v) Indebtedness existing on the date hereof;(vi) Indebtedness of Lynwood Scientific Developments Limited, a corporation organized under the laws of the United Kingdom, to Midland Bank plc. in an aggregate amount not to exceed $2,000,000 or the U.S. dollar equivalent in English pounds; (vii) Indebtedness of Codar Technology, Inc., a Colorado corporation, to MetLife Capital Corp. and Colorado National Leasing, Inc. in an aggregate amount not to exceed $1,200,000; and (viii) all extensions, renewals and refundings of any of the foregoing.

                  (h) Investments. The Company shall not, and shall not permit any of its Subsidiaries to, purchase, hold or acquire any capital stock, evidence of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment (by way of transfers of property, contributions to capital, acquisitions of businesses or acquisitions of assets other than in the ordinary course of business, or otherwise) or any other interest in, any other Person, except for Permitted Investments.

                  (i) Payments. The Company shall not, and shall not permit any of its Subsidiaries to, declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock) now or hereafter outstanding, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options therefor now or hereafter outstanding, or set apart any sum for the aforesaid purposes, in any fiscal year, except that the Company may declare stock splits and pay dividends payable solely in shares of any class of its capital stock.

                  (j) Disposition of Assets. The Company shall not, and shall not permit any of its Subsidiaries to, sell or otherwise dispose of any assets except for (i) sales of inventory, fixtures and equipment in the ordinary course of business and (ii) sales of assets having a book value not exceeding $100,000 in the aggregate.

                  (k) Affiliate Transactions. Subsequent to the date hereof, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of property, the making of any investment, the giving of any guarantee or the rendering of any service) with any Affiliate of the Company (other than transactions among the Company and any wholly-owned Subsidiary) unless (i) such transaction or series of related transactions is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, and (ii) such transaction or series of related transactions is approved by a majority of the Board of Directors of the Company (including a majority of the disinterested directors), which approval is set forth in a board resolution of the Company certifying that such transaction or series of transactions complies with the immediately preceding clause (i).

                  (l) Merger, Consolidation, etc. The Company shall not consolidate or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, any other Person unless (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the 'Successor'), shall have executed and delivered to Holder its assumption of the due and punctual performance of all the obligations under this Convertible Note, (ii) such Successor shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (iii) no event referred to in Section 9 shall have occurred and be continuing.

                  (m) Maintenance of Properties. The Company shall keep all properties useful in the business of the Company in good working order and condition except to the extent that discontinuing the operation or maintenance of any such properties is, in the judgement of the Company, desirable in the conduct its business.

                  9. Events of Default. In the event that:

                  (i) the Company defaults in the payment of any installment of interest payment required to be made on this Convertible Note and such default shall continue for a period of ten (10) days; or

                  (ii) the Company defaults in making any payment of principal of this Convertible Note required to be made on this Convertible Note; or

                  (iii) any obligation of the Company for the payment of borrowed money in excess of $500,000 becomes or is declared to be due and payable prior to its expressed maturity, unless the validity of any such indebtedness or obligation is being contested in good faith by appropriate proceedings; or


                  (iv) any warrant of attachment, execution or other writ is levied upon any property or assets of the Company in excess of $500,000 and is not discharged or stayed (including stays resulting from the filing of an appeal) within 30 days; or

                  (v) all or any substantial part of the assets or properties of the Company are condemned, seized or appropriated by any government or governmental authority; or any order is entered in any proceeding directing winding up, dissolution or split-up of the Company; or

                  (vi) the Company hereafter makes an assignment for the benefit of creditors, or files a petition in bankruptcy as to itself, is adjudicated insolvent or bankrupt, petitions receiver of or any trustee for the Company or any substantial part of the property of the Company under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether or not hereafter in effect; or if there is hereafter commenced against the Company any such proceeding and an order approving the petition is entered or such proceeding remains undismissed for a period of 60 days, or the Company by any act or omission to act indicates its consent to or approval of or acquiescence in any such proceeding or the appointment of any receiver of, or trustee for, the Company or any substantial part of its properties, or suffers any such receivership or trusteeship to continue undischarged for a period of 60 days; or

                  (vii) the Company defaults in the due observance or performance, in any material respect, of any covenant, condition or agreement to be observed or performed pursuant to the terms of this Convertible Note (other than a default which is specifically provided for elsewhere in this Section 9) and such default continues unremedied for more than thirty (30) days after the Company first has knowledge of such default, through notice or otherwise;

then, and in any such event, and at any time thereafter, if such event shall then be continuing, the Holder of this Convertible Note may, by written notice to the Company, declare this Convertible Note due and payable, whereupon the same shall be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, provided, however, that if an event specified in Section 9(v) or 9(vi) occurs and is continuing, this Convertible Note shall ipso facto be and become immediately due and payable without any declaration or other act on the part of the Holder.

                  10. [This Section intentionally omitted.]

                  11. Investment Representation.

                  11.1 Holder hereby acknowledges that this Convertible Note and the Conversion Shares are not being registered (i) under the Act on the ground that the issuance of the Convertible Note is exempt from registration under
Section 4(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Convertible Note does not involve any public offering; and that the Company's reliance on the
Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Convertible Note for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, provided, nevertheless, that the disposition of its property shall at all times be within its control.

                  11.2 Holder hereby agrees that it will not sell or transfer all or any part of this Convertible Note and/or Conversion Shares unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (a) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act or (b) an interpretive letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

                  11.3 If, at the time of issuance of the Conversion Shares, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that Holder provide the Company with written reconfirmation of the Holder's investment intent and that any stock certificate delivered to the Holder upon conversion of this Convertible Note shall bear legends reading substantially as follows:

         'TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE CONVERTIBLE NOTE PURSUANT TO WHICH THESE SHARES WERE ISSUED BY THE COMPANY. COPIES OF THOSE RESTRICTIONS ARE ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY, AND NO TRANSFER OF SUCH SHARES OR OF THIS CERTIFICATE, OR OF ANY SHARES OR OTHER SECURITIES (OR CERTIFICATES THEREFOR) ISSUED IN EXCHANGE FOR OR IN RESPECT OF SUCH SHARES, SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS THEREIN SET FORTH SHALL HAVE BEEN COMPLIED WITH.'

         'THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE

         SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.'



                  11.4 The Company may refuse to recognize a transfer of this Convertible Note or any Conversion Shares on its books should a holder attempt to transfer this Convertible Note or any Conversion Shares otherwise than in compliance with this Section 11.

                  12. Definitions. As used herein, unless the context otherwise requires, the following terms have the respective meanings:

                  'Affiliate': with respect to any Person, the following: (i) any other Person that at such time directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with such first Person or (ii) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% of more of any class of voting or equity interests. As used in such definition, 'controls', 'controlled by' and 'under common control', as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  'Change in Control': any of the following events or circumstances: (i) individuals who, at the beginning of any period of twenty-four (24) consecutive months, constitute the Company's board of directors (together with any new director whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the Company's board of directors then in office; (ii) any person or related persons constituting a group (as such terms are used the Exchange Act) become the 'beneficial owners' (as such term is used under the Exchange Act), directly or indirectly of more than fifty percent (50%) of the total voting power of all classes then outstanding of the Company's voting stock; or (iii) the acquisition after the date hereof by any person or related persons constituting a group of the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Company, or (iv) the acquisition after the date hereof by any person or related persons constituting a group of all or substantially all of the properties and assets of the Company and its Subsidiaries, on a consolidated basis; provided, however, that no Change in Control shall be deemed to have occurred in connection with, or pursuant to, the initial issuance and sale of the Convertible Notes.

                  'Closing Price': the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System (the 'National Market System') of the National Association of Securities Dealers Automated Quotations System ('NASDAQ'), or if not listed or traded on any such exchange or system, the average of the bid and asked price per share on NASDAQ or, if such quotations are not available, the fair market value per share of the Company's Common Stock as reasonably determined by the Board of Directors of the Company.

                  'Consolidated Net Income': the net income (or deficit) of the Company and its Subsidiaries for any period (taken as a cumulative whole) after deducting, without duplication, all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all intercompany items and after deducting portions of income properly attributable to outside minority interests, if any, in any Subsidiaries, provided, however, that there shall be excluded (i) any income or deficit of any other Person accrued prior to the date it becomes a Subsidiary or merges into or consolidates with the Company or another Subsidiary of the Company, (ii) the income (or deficit) of any other Person (other than a Subsidiary of the Company) in which the Company or any Subsidiary has any ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar distributions, (iii) any deferred credit or amortization thereof from the acquisition of any properties of assets of any other Person, (iv) any aggregate net income (but not any aggregate net loss) during such period arising from the sale, exchange or other distribution of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (v) any income resulting from the write-up of assets after the date hereof, (vi) any gains properly classified as extraordinary in accordance with GAAP, (vii) proceeds of life insurance policies to the extent such proceeds exceed premiums paid to maintain such life insurance policies, (viii) any income of a Subsidiary which is unavailable for the payment of dividends, and (ix) any gain arising from the acquisition of securities, or the extinguishment of any indebtedness of the Company or any of its Subsidiaries or the termination of an employee benefit plan.


                  'Convertible Notes': the meaning specified in Section 13.2.

                  'GAAP': United States generally accepted accounting principles, consistently applied.

                  'Indebtedness': at any time and with respect to any Person,
(i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business, provided that the same shall not be overdue (i.e., the earlier of ninety (90) days from the invoice date or the date the obligee commences an action to recover such amounts), or if overdue, are being contested in good faith and by appropriate proceedings), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (event though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities, (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person including without limitation through any agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  'Lien': any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever.

                  '1996 EBITDA': Consolidated Net Income of the Company and its Subsidiaries, for the fiscal year ended December 31, 1996, plus, to the extent deducted in determining such Consolidated Net Income and without duplication,
(i) the sum for such period, of (a) the aggregate amount of all interest (including capitalized interest) accrued or to accrue (whether or not actually paid) during such period in respect of any Indebtedness of the Company and its Subsidiaries, (b) any amortized discount in respect of any such Indebtedness issued at discount, and (c) any fees or commissions payable in connection with any letters of credit; (ii) current and deferred taxes on income and profit;
(iii) depreciation and (iv) amortization.

                  'Permitted Investments':  any of the following:

                  (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

                  (ii) without limiting the provisions of clause (iv) below, investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation (or a similar rating by any similar organization which rates commercial paper);


                  (iii) investments in certificates of deposits or banker's acceptances and time deposits maturing within twelve months from the date of acquisition thereof issued or guaranteed by or placed with (a) any domestic office of the bank with whom the Company maintains its cash management system or
(b) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $100,000,000 and is the principal banking subsidiary of a bank holding company having a long-term unsecured debt rating of at least 'A' or the equivalent thereof from the Standard & Poor's Corporation or at least 'A2' or the equivalent thereof from Moody's Investors Service, Inc.;

                  (iv) investments in commercial paper maturing within six months from the date of acquisition and issued by the holding company of any commercial bank of recognized standing organized under the laws of the United States of America of any state thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least 'A' or the equivalent thereof from the Standard & Poor's Corporation or at least 'A2' or the equivalent thereof from Moody's Investors Service, Inc. (or has a similar rating by any similar organization that rates commercial paper); or

                  (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses
(i) through (iv) above.

                  'Permitted Lien': mean (i) Liens in existence on the date hereof, (ii) Liens created for the benefit of the holders of Senior Indebtedness, (iii) Liens imposed by law for taxes, assessments or charges of any governmental authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due, which are not overdue by more than 60 days or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (vi) easements (including without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which in the aggregate, are not substantial in amount, and which do not interfere materially with the ordinary conduct of the business of the Company and which do not materially detract from the property to which they attach or materially impair the use thereof to the Company; (vii) Liens covering real property or Personal property in existence at the time of acquisition thereof by the Company and purchase money Liens upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure indebtedness permitted by Section 8 solely for the purpose of financing the acquisition of such property and no such Lien covers, or is extended to cover, any other property owned by the Company; and (viii) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (vii) above.

                  'Person': any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  'Senior Indebtedness': the meaning specified in Section 4(a).

                  'Subsidiaries': with respect to any Person, any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person.

                  13. Miscellaneous.

                  13.1 Contemporaneously with the execution and delivery hereof, the Company has issued to the Holder a detachable warrant representing the right to acquire 850,000 shares of Common Stock at a exercise price equal to $2.50 per share of Common Stock (the 'Warrant').

                  13.2 This Convertible Note is intended to be one of the Company's 12% Convertible Subordinated Promissory Notes due 2000, in the aggregate principal amount of up to $8,000,000 (collectively, the 'Convertible Notes'). The Company is not, however, obligated, in any manner, to issue any minimal principal amount of Convertible Notes and, notwithstanding any other provision of this Convertible Note to the contrary, the failure to issue any such minimal principal amount of Convertible Notes shall not entitle Holder to exercise any rights or remedies with respect to this Convertible Note.

                  13.3 This Convertible Note is the obligation of the Company only, and no recourse shall be had for the payment thereof or interest thereon against any stockholder, officer or director of the Company, whether by virtue of any constitution, statute, rule or law or otherwise, all such liability, by the acceptance hereof, and as part of the consideration hereof, being expressly waived.

                  13.4 Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Convertible Note and of a letter of indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of this Convertible Note, if mutilated, the Company will make and deliver a new Convertible Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Convertible Note.



                  13.5 THIS CONVERTIBLE NOTE AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE COMPANY AND THE HOLDER HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS AND INSTRUMENTS MADE AND TO BE PERFORMED IN NEW YORK AND CANNOT BE MODIFIED OR CHANGED ORALLY.

                  IN WITNESS WHEREOF, the Company originally signed this
Convertible Note on the day of             , 199 .

                                       NAI TECHNOLOGIES, INC.


                                       By:__________________________
                                          Name:
                                          Title:

                                                                       Exhibit E
                                                                              to
                                                   Securities Purchase Agreement


                      WARRANT TO PURCHASE COMMON STOCK OF
                             NAI TECHNOLOGIES, INC.

                       VOID AFTER 5:30 P.M. NEW YORK CITY
                          TIME ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

          NAI TECHNOLOGIES, INC. (the 'Company'), a New York corporation, for value received, hereby agrees to sell upon the terms and on the conditions hereinafter set forth, but no later than 5:30 p.m., New York City Time, on the Expiration Date (as hereinafter defined) to CHARLES S. HOLMES or registered assigns (the 'Holder'), under the terms as hereinafter set forth, EIGHT HUNDRED AND FIFTY THOUSAND (850,000) fully paid and non-assessable shares of the Company's Common Stock, par value $.10 per share (the 'Warrant Stock'), at a purchase price per share of Two and 50/100 Dollars ($2.50) (the 'Warrant Price') pursuant to this warrant (this 'Warrant'). The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment as hereinafter set forth. The term 'Common Stock' shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.

1. Exercise of Warrant.

     (a) The Holder may exercise this Warrant according to its terms by surrendering this Warrant to the Company at the address set forth in Section 8, the subscription form attached hereto having then been duly executed by the Holder, accompanied by cash, certified check or bank draft in payment of the purchase price, in lawful money of the United States of America, for the number of shares of the Warrant Stock specified in the subscription form, or as otherwise provided in this Warrant prior to 5:30 p.m., local New York City time,
on             , 2001 (the 'Expiration Date').

     (b) This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional shares of Warrant Stock. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman and CEO or the President and the Secretary or the Assistant Secretary of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

     (c) No fractional share or scrip representing fractional shares shall be given upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions with respect to the Warrants based upon the Warrant Price at the time of exercise of this Warrant.

     (d) In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time after such rights shall have been so exercised. The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open.

2.  Disposition of Warrant Stock and Warrant.

     (a) Holder hereby acknowledges that this Warrant and any Warrant Stock purchased hereto are not being registered (i) under the Act on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and that the Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Warrant for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

     Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Stock unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act, or (ii) an interpretive letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

     (b) If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder's investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

     'TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE PURCHASED FROM THE COMPANY. COPIES OF THOSE RESTRICTIONS ARE ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY, AND NO TRANSFER OF SUCH SHARES OR OF THIS CERTIFICATE, OR OF ANY SHARES OR OTHER SECURITIES (OR CERTIFICATES THEREFOR) ISSUED IN EXCHANGE FOR OR IN RESPECT OF SUCH SHARES, SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS THEREIN SET FORTH SHALL HAVE BEEN COMPLIED WITH.'

     'THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.'

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate 'stop transfer' orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

3.  Reservation of Shares.

     The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issuance thereof other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

4.  Capital Adjustments.

     This Warrant is subject to the following further provisions:

     (a) Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company's assets or of any successor corporation's assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term 'successor corporation') shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

     (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately adjusted.

     (c) Stock Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then (i) the Warrant Price shall be adjusted in accordance with Section 4(e) and (ii) the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.


     (d) Stock and Rights Offering to Stockholders. If at any time after the date of issuance of this Warrant, the Company shall issue or sell, or fix a record date for the purposes of entitling holders of its Common Stock to receive, (i) Common Stock or (ii) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock), in any such case, at a price per share (or having a conversion, exchange or exercise price per share) that is less than the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System (the 'National Market System') of the National Association of Securities Dealers Automated Quotations System ('NASDAQ'), or if not listed or traded on any such exchange or system, the average of the bid and asked price per share on NASDAQ or, if such quotations are not available, the fair market value per share of the Company's Common Stock as reasonably determined by the Board of Directors of the Company (the 'Closing Price') on the date of such issuance or sale or on such record date then, immediately after the date of such issuance or sale or on such record date, (x) the Warrant Price shall be adjusted in accordance with Section 4(e) and (y) the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to that number determined by multiplying the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately before the date of such issuance or sale or such record date by a fraction, the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price, exchange price or exercise price of the convertible securities or exchangeable securities or rights, options or warrants, as the case may be, so offered) would purchase at such Closing Price, and the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible or exchangeable securities or rights, options or warrants so offered are initially convertible or exchangeable or exercisable, as the case may be).

          If the Company shall, at any time after the date of issuance of this Warrant, distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings or current year's or prior year's earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in the immediately preceding paragraph)(any of the foregoing being hereinafter in this paragraph called the 'Securities'), then in each such case, the Company shall reserve shares or other units of such securities for distribution to the Holder upon exercise of this Warrant so that, in addition to the shares of the Common Stock to which such Holder is entitled, such Holder will receive upon such exercise the amount and kind of such Securities which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities, exercised this Warrant.

     (e) Warrant Price Adjustment. Whenever the number of shares of Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying the Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately thereafter.

     (f) Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this
Section 4 shall exclude any shares then directly or indirectly held in the treasury of the Company.

     (g) Deferral and Cumulation of De Minimis Adjustments. The Company shall not be required to make any adjustment pursuant to this Section 4 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment.

     (h) Duration of Adjustment. Following each computation or readjustment as provided in this Section 4, the new adjusted Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

5.  Notices to Holders.

     (a) Notice of Record Date. In case:

          (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercisable of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

          (iii) of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be,
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the record date therein specified, or if no record date shall have been specified therein, at least 30 days prior to such other specified date.

     (b) Notice of Adjustment. Whenever any adjustment shall be made pursuant to
Section 4 hereof, the Company shall promptly make a certificate signed by its Chairman and CEO, its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

6.  Loss, Theft, Destruction or Mutilation.

     Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

7.  Warrant Holder Not a Stockholder.

     The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

8.  Notices.

     Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, to the Company at 1000 Woodbury Road, Suite 412, Woodbury, New York 11797 Attention: President, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

9.  Choice of Law.

     THIS WARRANT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the undersigned has duly signed this Warrant as of this
day of               , 199  .


                                            NAI TECHNOLOGIES, INC.

                                            By:
                                               ---------------------------------
------------                                   Name: Robert A. Carlson
                                               Title: President and Chief
                                                      Executive Officer

                               SUBSCRIPTION FORM

     The Undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase thereunder, the following number of shares of Common Stock of NAI TECHNOLOGIES, INC.:

                  Number of Shares           Purchase Price Per Share
                  ----------------           ------------------------


     The undersigned herewith makes payment of $        therefor, and requests
that certificates for such shares (and any warrants or other property issuable upon such exercise) be issued in the name of and delivered to whose address is
and, if such shares shall not include all of the shares issuable under such warrant, that a new warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

                                            HOLDER:

                                            ------------------------------------
                                            Name:

                                                                       Exhibit F
                                                                              to
                                                   Securities Purchase Agreement


                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of               , between
NAI TECHNOLOGIES,  INC., a New York corporation (the 'Company'),  and CHARLES
S. HOLMES ('Holder').

                                   RECITALS:

                  Contemporaneously with the execution and delivery of this Agreement, the Company has issued to Holder (i) the Company's 12% Convertible Subordinated Promissory Note (the 'Note'), which Notes are convertible into shares of the Company's Common Stock, par value $.10 per share ('Common Stock'), upon the terms and conditions, and subject to the adjustments, set forth in such Note, and (ii) warrants (collectively, the 'Warrants') representing the right to acquire Common Stock upon the terms and conditions, and subject to the adjustments, set forth in such Warrants.

                  THE PARTIES HERETO AGREE AS FOLLOWS:

                  1. Certain Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

                  'Agreement' shall mean this Registration Rights Agreement, as the same may be amended, modified or supplemented from time to time.

                  'Commission' shall mean the United States Securities and Exchange Commission, or any other federal agency then administering the Securities Act and the Exchange Act.

                  'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

                  'Expiration Date' shall mean December 31, 2005.

                  'Person' shall mean any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or government, or agency or political subdivision thereof.

                  'Prospectus' shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and all other amendments and supplements to the prospectus, including any post-effective amendments and all materials incorporated by reference in the prospectus.

                  'Registrable Securities' shall mean (i) the Warrants, (ii) the 500,000 shares of Common Stock issuable upon conversion of the Note, (iii) the 850,000 shares of Common Stock issuable upon exercise of the Warrants and (iv) any securities issued in exchange for or substitution of any thereof or as a result of a stock split or combination or as a dividend or other distribution in respect of any thereof. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been disposed of pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force (and the Holder thereof shall have received an opinion of independent counsel for the Company reasonably satisfactory to the Holder to the foregoing effects), or (iv) they shall have ceased to be outstanding.

                  'Registration Expenses' shall mean all of the costs and expenses of each Registration hereunder, and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, National Association of Securities Dealers (NASD) fees for review of underwriting agreements, printing expenses (including expenses of printing the Prospectus), messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which the Shares are then listed or proposed to be listed, and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or cold comfort letters required by or incidental to such performance), Securities Act liabilities insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such Registration, reasonable fees and expenses of one counsel (who shall be selected by the Holder) for the Holder incurred in connection with each Registration hereunder and any reasonable out-of-pocket expenses of the Holder (or the agents who manage Holder's accounts) excluding any travel costs and counsel fees except as set forth above (but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities).

                  'Registration Statement' shall have the meaning assigned to such term in Section 4(a) of this Agreement.

                  'Securities Act' shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

                  'Shares' shall mean shares of the Company's Common Stock, as constituted on the date hereof, and any securities into which such shares may thereafter be changed.

                  2. Piggyback Registration Rights.

                  (a) Right to Piggyback. Subject to the last sentence of this subsection (a), whenever the Company proposes to register any Shares (or securities convertible into or exchangeable or exercisable for Shares) under the Securities Act, at any time on or before the Expiration Date, for its own account or for the account of Persons exercising demand registration rights other than pursuant to Section 3 below, other than under a Registration Statement on Form S-4, Form S-8 or any successor form or filed in connection with an exchange offer or an offering of securities solely to the Company's existing employees or securityholders (a 'Piggyback Registration'), the Company will give prompt written notice to Holder of its intention to effect such a Registration and will use its best efforts, subject to Section 2(b) below, to include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 Business Days after the receipt of the Company's notice. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for Registration has been received will be registered by the Company and offered to the public on the same terms and subject to the same conditions applicable to the Piggyback Registration to be sold by the Company or by the other Persons selling under such Piggyback Registration. Notwithstanding the foregoing, the Company shall have the right to postpone or withdraw any Registration effected pursuant to this Section 2(a).

                  (b) Priority on Piggyback Registrations. If a Piggyback Registration relates to an underwritten offering and the managing underwriter or underwriters advise the Company in writing that in its or their opinion the number of securities proposed to be sold in a Piggyback Registration exceeds the number which can be sold in such offering within a price range acceptable to the Company or the other Persons exercising demand registration rights, the Company will include in such Piggyback Registration the number of securities which, in the opinion of such underwriter or underwriters, can be sold within such price range, which securities shall be allocated as follows: (x) first, the securities proposed to be sold by other Persons exercising demand registration rights granted on or prior to the date hereof, (y) second, Registrable Securities held by Holder and requested to be included in such Piggyback Registration, together with any other securities requested to be included in such Piggyback Registration by other holders, pro rata among Holder and the other holders of Registrable Securities requested to be included in such Piggyback Registration, and (z) third, the securities the Company proposes to sell.

                  (c) Underwriting. If a Piggyback Registration for which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Holder in the notice given pursuant to Section 2(a), which notice shall include the name of the managing underwriter or underwriters. In such event, the right of Holder to Piggyback Registration pursuant to this Section 2 shall be conditional upon Holder's participation in such underwriting with respect to all of its securities included in such Piggyback Registration.

                  3. Demand Registration Rights.

                  (a) Right to Demand. At any time on or before the Expiration Date, Holder may make up to two written requests (provided in each case Holder has not registered Registrable Securities pursuant to Section 2 above within 120 days prior to such request) to the Company for registration with the Commission under and in accordance with the provisions of the Securities Act of not less than $1,000,000 of the Registrable Securities (a 'Demand Registration'). Unless expressly agreed to by the Holder, no securities of the Company or of any other Person other than Registrable Securities shall be included in a Demand Registration except pursuant to the exercise of any piggyback registration rights granted on or prior to the date hereof.

                  (b) Priority on Demand Registrations. If the managing underwriter or underwriters of a Demand Registration (or in the case of a Demand Registration not being underwritten, the Holder) advise the Company in writing that in its or their opinion the number of securities proposed to be sold in such Demand Registration exceeds the number which can be sold in such offering, the Company will include in such Demand Registration only the number of securities which, in the opinion of such underwriter or underwriters (or the Holder, as the case may be), can be sold in such offering which securities shall be allocated on a pro rata basis among the Registrable Securities and such other securities requested to be included in such Demand Registration pursuant to the exercise of any piggyback registration rights granted on or prior to the date hereof.

                  (c) Selection of Underwriters. If any Demand Registration is an underwritten offering, the Holder will select a managing underwriter or underwriters to administer the offering which managing underwriter or underwriters shall be of nationally recognized standing and shall be reasonably acceptable to the Company.

                  4. Registration Procedures. With respect to any Registration pursuant to the exercise of rights provided by Sections 2 and 3 of this Agreement, the Company will (subject to Section 11 below) promptly:

                  (a) prepare and file with the Commission a Registration Statement (a 'Registration Statement') which includes the Registrable Securities and use its best efforts to cause such Registration Statement to become effective as promptly as practicable; provided that before filing a Registration Statement or any amendments thereto of any Prospectus, the Company will furnish to one counsel selected by the Holder and the underwriters, if any, draft copies of all such documents proposed to be filed at least 5 business days prior thereto, which documents will be subject to the reasonable review of such counsel and underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus to which Holder shall reasonably object (provided that nothing herein shall prevent the Company from making a timely filing of any report required to be filed by it pursuant to the Exchange Act in such form as it determines is appropriate) and will notify Holder of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than four months (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn, but not prior to the expiration of any applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable); cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or Prospectus supplement;

                  (c) furnish to Holder and the underwriter or underwriters, if any, at least one signed copy of the Registration Statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the Prospectus (including each preliminary Prospectus), and any documents incorporated by reference therein, as Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by Holder (it being understood that the Company consents to the use of the Prospectus by Holder and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus);

                  (d) notify Holder at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act, when the Company becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and make available a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (e) use its best efforts to cause all Registrable Securities to be listed, by the date such Registrable Securities cease to be Registrable Securities as a result of Registration or otherwise, on each securities exchange or national quotation system on which the Shares are then listed or proposed to be listed, if any;

                  (f) make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which earnings statement shall cover said 12-month period; provided, however, that in the event that the first day of the Company's first fiscal quarter commencing after the effective date of the Registration Statement shall also be the first day of the Company's fiscal year, such earnings statement shall be made generally available no later than 90 days after the end of such 12-month period;

                  (g) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                  (h) if requested by the managing underwriter or underwriters or Holder promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or Holder requests to be included therein with respect to the number of Registrable Securities being sold by Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and promptly make all required filings of such Prospectus supplement or post-effective amendment;

                  (i) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a Registration Statement, deliver a copy of such document to Holder;

                  (j) on or prior to the date on which the Registration Statement is declared effective, use its best efforts to register or qualify, and cooperate with the Holder, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by the Registration Statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as Holder or underwriter reasonably requests in writing, to use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective pursuant to Section 4(b) hereof and to do any and all other acts or things necessary or advisable to permit the disposition in all such jurisdictions of the Registrable Securities covered by the applicable Registration Statement;

                  (k) cooperate with Holder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under the Registration Statement and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holder may request;

                  (l) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable Holder thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

                  (m) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as Holder or the underwriters retained by Holder, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                  (n) make available for inspection by Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the 'Inspectors'), all financial and other records, pertinent corporate documents and properties of the Company and its direct and indirect subsidiaries (collectively, the 'Records') as shall be reasonably necessary to enable them to exercise their due diligence reasonably, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement; provided, that the

         Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed to the Inspectors unless (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, however, that any decision not to disclose information pursuant to clause (x) shall be made after consultation with counsel for the Company, and Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential; and

                  (o) use its best efforts to obtain a cold comfort letter from the Company's independent public accountants and an opinion of outside counsel to the Company, each in customary form and covering such matters of the type customarily covered by cold comfort letters or opinions of counsel, as the case may be, as the Holder reasonably requests.

                  Holder, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(d), will forthwith discontinue disposition of the Registrable Securities until Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(d) or until it is advised in writing (the 'Advice') by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Company all copies, other than permanent file copies then in Holder's possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give any such notice, the time period mentioned in
Section 4(b) shall be extended by the number of business days during the period from and including the date of the giving of such notice to and including the date when Holder shall have received the copies of the supplemented or amended Prospectus contemplated by Section 4(d) or the Advice.

                  Holder shall furnish to the Company such information regarding the Registrable Securities held by it and the intended method of disposition thereof and other information concerning the Holder as the Company shall reasonably request and as shall be required in connection with the Registration Statement to be filed by the Company.

                  5. Holdback Arrangements.

                  (a) Restrictions on Public Sale by Holder of Registrable Securities. To the extent not inconsistent with applicable law, Holder agrees not to effect any public sale or distribution of the securities being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the 14 days prior to, and during and not exceeding 180 days after the effective date of a Registration Statement relating to an underwritten Registration, as may be reasonably requested by the managing underwriter or underwriters, except as part of such Registration Statement.

                  (b) Restrictions on Public Sale by the Company. The Company agrees (x) not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (other than any such sale or distribution of such securities in connection with any merger or consolidation involving the Company or a subsidiary thereof or the acquisition by the Company or a subsidiary thereof of the capital equity or substantially all of the assets of any other Person or with respect to any employee benefit or stock plan), during the 14 days prior to, and during such period not exceeding 180 days after the effective date of any Registration Statement except as part of such Registration Statement; and (y) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities (which securities shall be subject to the provisions of Section 2(b)) shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period described in (x) above, in each case including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provision of this Section 5(b) shall not prevent the conversion or exchange of any securities pursuant to their terms as in effect prior to the commencement of such period into or for other securities.

                  (c) Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effective any other registration of any of the Shares (or securities convertible into or exchangeable or exercisable for the Shares) under the Securities Act (except on Form S-4 or S-8 or any successor forms or filed in connection with an exchange offer or an offering of securities solely to the Company's existing employees or security holders), whether on its own or at the request of any holder or holders of the Shares (or securities convertible into or exchangeable or exercisable for the Shares), until a period of at least 120 days has elapsed from the effective date of such previous registration (provided that in the case of a Demand Registration such period shall commence on the date the Company is first served the notice of demand registration and shall continue until at least 180 days have elapsed from the effective date of such Demand Registration).

                  6. Indemnification; Contribution.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless Holder, its officers, directors and agents and each Person, if any, who controls Holder within the meaning of
         Section 15 of the Securities Act or Section 20 of the Exchange Act (each an 'Indemnitee') from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon information with respect to such Indemnitee furnished in writing to the Company by such Indemnitee expressly for use therein. It is agreed that the indemnification agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld). The Company also agrees to indemnify any underwriters on substantially the same basis as that of the indemnification of Holder provided in this Section 6(a).

                  (b) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against Holder (or its officers, directors or agents) or any Person controlling Holder in respect of which indemnity may be sought from the Company, the Company shall be permitted to assume the defense of such claim, unless in the reasonable judgment of such Indemnitee a conflict of interest may exist between such Indemnitee and the Company with respect to such claim or differing or additional defenses may be available to such Indemnitee. If defense of a claim is assumed by the Company, Indemnitees shall not be liable for any settlement of such action or proceedings effected without their prior written consent. The Company will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such claim or litigation. If the Company is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnitees as a group with respect to such claim in each jurisdiction in which a claim is brought, unless in the reasonable judgment of any Indemnitee a conflict of interest may exist between such Indemnitee and any other Indemnitee with respect to such claim or differing or additional defense may be available to such Indemnitee, in which event the Company shall be obligated to pay the fees and expenses of such additional counsel. Holder agrees to give prompt written notice to the Company after its receipt of any written notice of the commencement of any action, suit, proceedings or investigation or threat thereof made in writing for which Holder may claim indemnification or contribution pursuant to this Agreement; provided, however, that failure to give such notice shall not limit the Indemnitee's right to indemnification or contribution hereunder unless and to the extent that the Company did not otherwise learn of such action and such failure results in the forfeiture by it of substantial rights and defenses.

                  (c) Indemnification by Holder. Holder agrees to indemnify and hold harmless the Company, and its directors, officers and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to Holder but only with respect to information furnished in writing by Holder with respect to Holder which contained a material misstatement of fact or omission of a material fact expressly for use in any Registration Statement or any amendment thereto or any Prospectus, or any preliminary Prospectus relating to the Registrable Securities. In case any action or proceeding shall be brought against the Company, Holder or any of its respective directors, officers or agents, or any such controlling Person, in respect of which indemnity may be sought against Holder, Holder shall have the rights and duties given to the Company, and the Company, or its directors, officers or agents or such controlling Person, shall have the rights and duties given to Holder by
         Section 6(b).

                  (d) Contribution. If the indemnification provided for in this
         Section 6 is unavailable to the Company, Holder or the underwriters in respect to any losses, claims, damages, liabilities or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of the indemnifying parties and indemnified parties in connection with such statements or omissions which resulted in the losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitation set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations. For the purposes of this Section 6(d), each director of the Company, each officer who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

                  7. Participation in Underwritten Registrations. Holder may not participate in any underwritten Registration hereunder (which shall be conducted in accordance with the provisions of Section 2(b) or 3) unless Holder (i) agrees to sell Holder's Registrable Securities on the basis provided in any underwriting arrangements (approved by Holder as provided herein) and (ii) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights; provided, however, that Holder shall not be required to make representations or give indemnifications except with respect to information provided in writing by Holder concerning Holder and its plan of distribution.

                  8. Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of Holder, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), that it will take such further action as Holder may reasonably request, all to the extent required from time to time to enable Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or
(ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of Holder, the Company will deliver to Holder a written statement as to whether it has complied with the requirements of this Section 8.

                  9. Registration Expenses. The Registration Expenses related to the first Demand Registration or any Piggyback Registration shall be borne solely by the Company.

                  10. Stand-Off and Special Audit.

                  (a) Stand-Off. If at the time of any request for a Demand Registration pursuant to Section 3, the Company (i) is engaged or has fixed plans to engage, within 30 days of the time of the request, in a registered public offering as to which Holder may, pursuant to Section 2, include all Registrable Securities proposed to be sold by them, and which in fact becomes effective within 90 days after the request, or
         (ii) is engaged in any other activity which, in the good faith determination of the Company's board of directors, would be adversely affected by the Demand Registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not to exceed six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be, provided that Holder has had no other request delayed during the six months prior to such request.

                  (b) Provisions for Special Audit. In the event that a special audit of the Company's financial statements would be required to effect a Registration pursuant to Section 3, the Company shall promptly notify Holder that a special audit is required. In such event, Holder shall have the right to either (i) withdraw such request for Registration, in which case the request shall not count as a Demand Registration to which Holder is entitled under this Agreement or (ii) pay the expenses of conducting the special audit.

                  11. Public Trading Market. Until the earlier of (a) three years after the date hereof or (b) the date on which there are no Registrable Securities, the Company shall use its best efforts to maintain a public trading market for its Shares.

                  12. Miscellaneous.

                  (a) Amendments and Waivers. This Agreement may not be amended without the written consent of the parties hereto.

                  (b) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement.

                  (c) Notices. All notices and other communications provided for hereunder shall be given and shall be effective as provided in the warrant.

                  (d) Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

                  (e) Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.



                  (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (h) Remedies. The Company acknowledges that monetary damages will not be adequate compensation for any loss incurred by reason of a breach by it of the provisions hereof and agrees, to the fullest extent permitted by law, to waive the defense of adequacy of legal remedies in any action for specific performance hereof.

                  (i) Merger, etc. If, directly or indirectly, (i) the Company shall merge with and into, or consolidate with, any other Person, (ii) any Person shall merge with and into, or consolidate with, the Company and the Company shall be the surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Registrable Securities shall be changed into or exchanged for stock or other securities of any other Person, then, in each such case, proper provision shall be made so that such Person shall be bound by the provisions of this Agreement and the term 'Company' shall thereafter be deemed to refer to such Person.

                  (j) Other Agreements. The Company shall not enter into any agreement inconsistent with any of the provisions hereof.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

                                       NAI TECHNOLOGIES, INC.


                                       By:________________________________
                                          Name: Robert A. Carlson
                                          Title: President and Chief
                                                 Executive Officer



                                          _____________________________
                                          Charles S. Holmes